UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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USA TRUCK INC.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS
3200 Industrial Park Rd, Van Buren, Arkansas 72956

To Our Stockholders:

We are pleased to invite you to join us for our 2021 Annual Meeting of Stockholders.	DATE & TIME	VIRTUAL MEETING	RECORD DATE
	Friday, May 7, 2021, at 9:00 a.m., CDT	http://www.viewproxy.com/ usatruck/2021	March 24, 2021

At the meeting, you will be asked to vote on the following proposals.

Items of Business:		Board Recommendation	Page
1	Election of two (2) Class II directors for a term of office expiring at the 2024 Annual Meeting.	FOR each director nominee	7
2	Advisory approval of the Company’s executive compensation.	FOR	54
3	Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2021.	FOR	56

The Company’s Proxy Statement is submitted herewith.  The approximate date on which the Company’s Proxy Statement and the accompanying proxy are first being mailed to stockholders is April 2, 2021.  The Annual Report for the year ended December 31, 2020, is being mailed to stockholders contemporaneously with the mailing of this Notice and Proxy Statement.  Except to the extent it is incorporated by specific reference, the enclosed copy of our 2020 Annual Report is not incorporated into this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

We have elected to provide access to our proxy materials both by:

●	sending you this full set of proxy materials, including a proxy card; and
●	notifying you of the availability of our proxy materials on the Internet.

This Notice of Meeting, Proxy Statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2020, are available online and may be accessed at http://www.cstproxy.com/usa-truck/2021.  We encourage you to access and review all of the important information contained in the proxy materials before voting.

YOUR VOTE IS IMPORTANT.

To ensure your representation at the annual meeting, you are requested to promptly date, sign and return the accompanying proxy in the enclosed envelope.  Returning your proxy now will not interfere with your right to attend the annual meeting or to vote your shares personally at the annual meeting, if you wish to do so.  The prompt return of your proxy may save us additional expenses of solicitation.

If you choose to vote using the Internet, please refer to the specific instructions on the proxy card.  If you wish to vote using the proxy card, complete, sign and date your proxy card and return it to us before the meeting.  You may also choose to vote using the internet at the virtual annual meeting.

Owners who hold their shares in street name will need to obtain a voting instruction form from the institution that holds their stock and must follow the voting instructions given by that institution.

Mail

At Virtual Meeting

By order of the Board of Directors /s/ Charles Lane Secretary

3200 INDUSTRIAL PARK ROAD
VAN BUREN, ARKANSAS 72956

MESSAGE FROM OUR CEO

To My Fellow Stockholders,

2020 began unlike any year we could have imagined and ended with a company we believe is safer, stronger and better positioned to thrive than at any time in its history.

As the global crisis unfolded, our immediate responsibilities were to protect the health and safety of our employees and drivers, keep freight moving and safeguard our stockholders’ interests in a turbulent and unpredictable market.

Drawing on our contingency plans and experience with the 2019 flood in Van Buren, Arkansas, we quickly relocated people to remote work arrangements, installed the infrastructure to accommodate an extended WFH regime, and instituted health and safety protocols across our network to ensure the well-being of all our employees and drivers.

And everyone stepped up.  Our drivers selflessly took on the ever more essential role of keeping freight moving; our customers affirmed their commitments as we provided timely, high quality service in an uncertain and rapidly changing environment; and new customers recognized our safety and performance achievements in awarding significant new business to our Trucking and USAT Logistics segments.

Our efforts to achieve peer level performance also continued throughout the pandemic.  We launched new locations in Waxahachie, Texas and Carlisle, Pennsylvania; fully deployed our regionalized strategy; expanded our customer presence by growing and diversifying both our Trucking and USAT Logistics segments; and capitalized on our process and systems investments to increase utilization and yield across our network.  We expect the improvements from these actions to be both immediate and enduring.

“2020 began unlike any year we could have imagined and ended with a company we believe is safer, stronger and better positioned to thrive...”

As stewards for our stockholders, we took decisive action during the year to protect our shared interests:

●
We modified our executive compensation program to preserve shares amid market uncertainty and stock price variability
●
Our board eliminated meeting fees as we anticipated increased need for counsel and collaboration in a volatile business environment
●
We worked with stockholders to better understand and improve our say on pay results through enhanced dialogue and design

“USA is back” was our company theme a few years ago and we believe it truly is a new day here at USA Truck.  This year our company theme is “One Team in ‘21” reflecting our shared accomplishments and the potential that exists in working together to realize our vision for the company.

I couldn’t be prouder of the USA Truck team.

Our stockholders have an important role to play on this team too.  It is through our conversations, feedback, shared expectations, and mutual commitment that USA Truck becomes a better company and a more consistently performing and rewarding investment for us all.

Your Vote is Important

Each stockholder has an opportunity to contribute to the company through our upcoming Annual Stockholder Meeting which will be held on Friday, May 7, 2021 at 9:00 a.m. local time.  This year’s meeting will be virtual just as it was last year.

Please take part in the virtual meeting on May 7th, but regardless of whether or not you attend, we encourage you to promptly vote your shares so your voice can be heard.

Thank-you in advance for expressing your voice through the voting process and thank-you for playing a critical role as part of USA Truck’s ‘One Team in ‘21’.

Sincerely,

James D. Reed President and Chief Executive Officer

PROXY SUMMARY	1	2020 Management Cash Bonus Plan	37
About the Meeting	1	2020 EIP	39
Who We Are	2	2020 Special Grant	39
Our Business Strategy and 2020 Results	3	2018 EIP Payouts	40
Our Governance Highlights & Best Practices	4	Potential Payments Upon Termination or Change	40
Our 2020 Compensation Highlights	5	In Control
PROPOSAL ONE: ELECTION OF DIRECTORS	7	Accounting and Tax Considerations	42
Criteria and Diversity	8	Compensation Decisions with Respect to 2021	43
Board of Director Composition	9	2021 Salary	43
Board of Director Qualifications	10	2021 Management Cash Bonus Plan	43
Class II Director Nominees	11	2021 EIP	43
CONTINUING DIRECTORS	12	2021 Retention Grant	44
CORPORATE GOVERNANCE	15	Risks Regarding Compensation	44
The Board of Directors and Its Committees	15	Summary Compensation Table	45
Meetings	16	Narrative to the Summary Compensation Table	46
Director Independence	16	Grants of Plan-Based Awards	47
Risk Oversight	17	Narrative to Grants of Plan-Based Awards	47
Board Leadership Structure	18	Outstanding Equity Awards at Fiscal Year-End	48
Committees of the Board of Directors	18	Options Exercised and Stock Vested	49
Executive Compensation Committee	18	Director Compensation	50
Report of the Executive Compensation Committee	19	Narrative to Director Compensation	50
Executive Compensation Committee Interlocks and	20	Pay Ratio Disclosure	51
Insider Participation		SECURITY OWNERSHIP OF CERTAIN BENEFICIAL	52
Audit Committee	20	OWNERS, DIRECTORS AND EXECUTIVE
Report of the Audit Committee	21	OFFICERS
Nominating and Corporate Governance Committee	22	Certain Transactions	53
Technology Committee	25	PROPOSAL TWO: ADVISORY AND NON-BINDING	54
Executive Committee	25	APPROVAL OF THE COMPANY’S EXECUTIVE
Other Board and Corporate Governance Matters	25	COMPENSATION
EXECUTIVE OFFICERS	26	INDEPENDENT REGISTERED PUBLIC	55
EXECUTIVE COMPENSATION	27	ACCOUNTING FIRM
Message from the Chair of the Executive	27	Principal Accounting Fees and Services	55
Compensation Committee		PROPOSAL THREE: RATIFICATION OF	56
Compensation Discussion and Analysis	30	APPOINTMENT OF INDEPENDENT REGISTERED
Key Features of Our Executive Compensation	30	PUBLIC ACCOUNTING FIRM
Program		SECURITIES AUTHORIZED FOR ISSUANCE	57
Philosophy and Objectives	31	UNDER EQUITY COMPENSATION PLANS
Procedures for Determining Compensation	31	STOCKHOLDER PROPOSALS	58
Benchmarking Compensation	32	GENERAL INFORMATION	59
Elements of Compensation	33	Revocability of Proxy	59
Compensation Paid to Our Named Executive Officers	35	Outstanding Stock and Voting Rights	59
President and Chief Executive Officer Compensation	35	Required Affirmative Vote and Voting	59
Structure		Procedures
Compensation of Our Other Named Executive Officers	36

Proxy Summary

This summary highlights selected information contained in this proxy statement. Please read the entire proxy statement carefully before voting your shares.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

Proposal 1	Election of Two Class II Directors for a Three-Year Term

The Board of Directors recommends that you vote FOR each director nominee. These individuals bring a range of relevant experiences and overall diversity of perspectives that is essential to good governance and leadership of our company. Our remaining Class II Director, Thomas M. Glaser, is not standing for re-election.

(see pages 7 - 12)

	James D. Reed		Gary R. Enzor

President, Chief Executive Officer and Director

Mr. Reed joined USA Truck in November 2016, bringing more than two decades of multi-faceted experience in trucking, logistics, finance and business development. Mr. Reed’s extensive experience includes 15 years of leading finance in public companies.

Director

Mr. Enzor has served as Chairman and CEO of Quality Distribution, Inc. (“Quality Distribution”) since 2013. Mr. Enzor’s considerable experience includes a thorough knowledge of the transportation and trucking industry, as well as his prior executive experience with multiple Fortune 100 companies.

Appointed 2016		Appointed 2014

Proposal 2	Advisory Approval of the Company’s Executive Compensation

The Board of Directors recommends that you vote FOR this “Say-on-Pay” advisory proposal because our compensation program encourages attainment of our long-term initiatives, retention of a strong senior management team,  minimizes stockholder dilution in a time of uncertainty and aligns senior management compensation with stockholder interests.

(see pages 27 - 54)

Proposal 3	Approval of Grant Thornton LLP as the Company’s Independent Public Accounting Firm

The Board of Directors recommends that you vote FOR this proposal because of the company’s longstanding relationship with Grant Thornton, their knowledge of the Company, and our satisfaction with their work.

(see pages 55 - 56)

USA Truck	1

PROXY SUMMARY	2021 ANNUAL
PROXY STATEMENT

WHO WE ARE & WHAT WE DO

USA Truck provides comprehensive capacity solutions to a broad and diverse customer base throughout North America.  Our Trucking and USAT Logistics operating segments blend an extensive portfolio of asset and asset-light services, offering a balanced approach to supply chain management including customized truckload, dedicated contract carriage, intermodal and third-party logistics freight management services.

For-Hire Carrier
OUR BUSINESS		INDUSTRY RECOGNITION
2,000+ tractors	6,200+ trailers	Inbound Logistics Top 100 Trucker 2020	Transport Topics 2020 - Top 100 For-Hire Carrier
2,000+ team members	10 service facilities	Transport Topics Top 50 Dedicated Contract Carriers	CCJ No. 63 Top 250 for-hire trucking companies

COMPANY VALUES

● ● ●		● ● ● ●
● ● ●		● ● ● ●
Integrity	Trust	Teamwork	Accountability	Commitment
✓
We act with honesty and integrity; demonstrate fairness, openness, and clear boundaries in all our interactions, behaviors, and practices within the organization and with our guests, stakeholders, and the wider community.

✓
Our actions reflect safety as the highest priority.
	✓ We are widely trusted, direct, truthful, and present the unvarnished truth in an appropriate and helpful manner. ✓ We keep confidences, admit mistakes, and never misrepresent for personal gain.	✓ We are supportive of each other’s efforts and loyal to one another. ✓ We are driven by collaboration, respect, communication, and accountability. ✓ Together, everyone achieves more.	✓ We accept responsibility for our actions. ✓ We make and support business decisions through experience and good judgment. ✓ We realize that safety beats ROI.
✓
We are passionate about solving problems.

✓
We are intensely focused on serving our clients and helping them achieve their business objectives.

✓
We do what we say we are going to do.

✓
As individuals and as an organization, we create value.

2	USA Truck

2021 ANNUAL	PROXY SUMMARY
PROXY STATEMENT

BUSINESS STRATEGY UPDATE & 2020 BUSINESS RESULTS

Our 2020 theme as a business was “Highway 20 RISE” – our promise to RETAIN, IMPROVE, SERVE and EXECUTE has manifested itself in the following ways:

RETAIN	IMPROVE	SERVE	EXECUTE
Driver retention improved 19% from 2019 to 2020 due to such initiatives as regionalization and improved driver experience	EBITDA has trended up over the past four quarters due to our investments in regionalization and technology and our cost control initiatives	USA Truck partnered with United Way in Fort Smith, Arkansas in relief efforts for individuals and families in the aftermath of Hurricane Laura	USA Truck has once again been named to Inbound Logistics’ Top 100 Truckers List

OPERATING REVENUE BY SEGMENT	OPERATING INCOME

Consolidated operating revenue grew to $551.1 million, representing a 5.5% increase year over year	Consolidated operating income of $12.9 million versus operating income of $2.3 million year over year

USA Truck	3

PROXY SUMMARY	2021 ANNUAL
PROXY STATEMENT

CORPORATE GOVERNANCE HIGHLIGHTS
& BEST PRACTICES

We have tailored our corporate governance practices to reflect the Company’s culture, strategy and performance.

CONTINUING DIRECTORS	CONTINUING INDEPENDENT DIRECTORS	CONTINUING DIRECTOR AVERAGE AGE	CONTINUING DIRECTOR AVERAGE TENURE	DIRECTOR RETIREMENT AGE	FEMALE AND MINORITY DIRECTORS
7	6	61	5.3	75	3

Director Retirement Policy	Majority Vote Policy	Change in Principal Occupation Policy

No person will be appointed or stand for election as a director after his or her seventy-fifth birthday, unless waived by a majority vote of the Board.

A director who is subject to an uncontested election at a stockholder meeting shall promptly tender his or her resignation for consideration by the Nominating and Corporate Governance Committee if such director receives a greater number of votes “withheld” from or voted “against” his or her election than are voted “for” such election, excluding abstentions.

A non-employee director must submit his or her resignation to the Nominating and Corporate Governance Committee if such director’s principal occupation or business association changes substantially during his or her tenure as a director, so that the Nominating and Corporate Governance Committee can consider the appropriateness of continued Board membership under the circumstances.

Outside Board Membership Policy	Proxy Access	Clawback Policy

Board members must advise the Nominating and Corporate Governance Committee before accepting membership on other public boards of directors, public audit committee or other significant committee assignment, and before establishing other significant relationships with businesses, institutions, governmental units or regulatory entities, particularly those that may result in significant time commitments, a change in the director’s relationship to the Company, or a conflict of interest.

Eligible stockholders owning 3% or more of our Common Stock for at least three years and who otherwise meet the requirements set forth in our bylaws may have their nominees, consisting of the greater of 25% or two nominees to our Board, included in our proxy materials. Our proxy access provision allows for unlimited aggregation by stockholders to reach the 3% ownership threshold. Notice of nominations must be received not less than 120 days nor more than 150 days prior to the anniversary of the date the Company mailed its proxy for the immediately preceding annual meeting of stockholders.

In the event of a material financial restatement, with a three year look-back, or the imposition of a material financial penalty, we will require, to the fullest extent permitted by applicable law, that an employee who was subject to the reporting requirements of Section 16 of the Exchange Act forfeit or reimburse us for incentive-based compensation (including cash- and equity-based incentive compensation) paid or granted to such employee during the performance period relating to the applicable incentive-based compensation, in the sole and absolute discretion of the Board, as further provided in the Clawback Policy.

Equity Retention Policy	Anti-Hedging and Pledging Policy	Director Overboarding

Our CEO, CFO and other named executive officers and non-employee directors are required to build and retain equity ownership in the Company over time through equity grants, expressed as multiples of annual base salary or cash retainer for Board service, as applicable.

Hedging transactions in our Common Stock are prohibited (including, but not limited to, short-selling, options, puts and calls, as well as derivatives such as swaps, forwards and futures), and pledging our Common Stock as collateral for loans or purchasing our Common Stock on margin is also prohibited.

No non-employee director should serve as a director of more than four public companies, including the Company, and no director who is also the CEO of the Company should serve as a director of more than one public company, excluding the Company.

4	USA Truck

2021 ANNUAL	PROXY SUMMARY
PROXY STATEMENT

2020 COMPENSATION HIGHLIGHTS

BEST PRACTICES

PRACTICES WE HAVE	PRACTICES WE AVOID

●
Direct link between pay and performance that aligns business strategies with value creation

●
Appropriate balance between short- and long-term compensation discourages short-term risk taking at the expense of long-term results

●
One year minimum vesting periods

●
Double-trigger change-in-control provisions in all outstanding awards

●
Clawback Policy to recoup incentive-based compensation

●
Equity Retention Policy

●
Anti-Hedging and Anti-Pledging Policy

●
Independent compensation consultant retained by the Executive Compensation Committee

●
No repricing of stock options without stockholder approval

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No payment of dividends on unvested awards

●
No excessive perquisites for executives

●
No tax gross-ups on equity awards, severance, or change-in-control payments

OUR COMPENSATION OBJECTIVES AND PRINCIPLES

We believe that the long-term success of our business relies on our ability to create value for our stockholders and to attract, motivate and retain talented individuals committed to upholding our company values.

USA Truck	5

PROXY SUMMARY	2021 ANNUAL
PROXY STATEMENT

2020 COMPENSATION ELEMENTS

Overarching Goals of our Compensation Program:

Create Alignment	Align compensation with our business objectives and the interests of our stockholders and reward the achievement of corporate goals.

Reward Performance	Encourage and reward high levels of performance

Mitigate Risk	Mitigate potential risk relating to short-term incentives

Attract and Retain	Attract and retain executive officers who contribute to our long-term success

Element	Form	Fixed/Variable	Term	Ties to Goals
Base salary	Cash	Fixed	Short-term	✓ Reward Performance ✓ Attract & Retain
Performance-Based Annual Bonus	Cash	Variable	Short-Term	✓ Create Alignment ✓ Reward Performance ✓ Attract & Retain
Equity	Time-Based Equity Grants for all NEOs Performance-Based Equity Grant for CEO	Fixed & Variable	Long-Term & Short-Term	✓ Create Alignment ✓ Reward Performance ✓ Attract & Retain ✓ Mitigate Risk ✓ Align with our long-term initiatives

In addition to the above, our NEOs are eligible to participate in all of our employee benefit plans on the same basis as other employees.  For 2021, all NEOs were granted both performance-based equity awards and time-based equity awards as further discussed in “Executive Compensation – Compensation Discussion and Analysis – Compensation Decisions with Respect to 2021 – 2021 EIP.”

6	USA Truck

Proposal 1:
Election Of Directors

Our Restated and Amended Certificate of Incorporation provides that there shall be eight directors, subject to increases or decreases in such number by vote of the Board of Directors in accordance with the bylaws, classified into three classes, and that members of the three classes shall be elected to staggered terms of three years each.  The Board presently consists of eight persons.

The current term of office of the three Class II directors will expire at the 2021 Annual Meeting.  Thomas M. Glaser’s term as director is expiring at the 2021 Annual Meeting and Mr. Glaser is not standing for re-election.  Accordingly, there will be seven continuing directors if both Class II directors are elected.  The remaining Class II directors have been nominated for re-election at the Annual Meeting.

ABOUT THIS PROPOSAL	OUR CURRENT BOARD OF DIRECTORS
What am I voting on? Stockholders are being asked to elect two director nominees named in this Proxy Statement for a three-year term.

Collective Areas of Expertise

●
Leadership
●
Public Company Experience
●
Transportation and Trucking Industry
●
Human Resources
●
Supply Chain
●
Environmental, Social and Corporate Governance (“ESG”)
●
Risk Management
●
Strategic Planning
●
Cyber Security
●
Governmental Affairs
●
Information Technology
●
Financial Reporting
●
Corporate Governance

Independence

●
Audit Committee, Executive Compensation Committee, and Nominating and Corporate Governance Committee comprised solely of independent directors
●
Independent Chairman of the Board
●
Regular executive sessions of independent directors

Attendance

●
At least 75% director attendance at all Board and Committee meetings

Financial Expertise

●
Audit committee members qualify as financial experts

Gender

●
Two of seven continuing directors are female

Diversity

●
Three most recent director appointments have been female or minority nominees

What is the Board’s voting recommendation? The Board of Directors recommends that you vote FOR each of the nominees for the Board of Directors in this Proposal 1.

What is the required vote?

Each director must be elected by a plurality of the votes cast. This means that the two nominees receiving the largest number of “for” votes will be elected as directors. Abstentions or broker non-votes will have no effect on the election of directors.

USA Truck	7

PROPOSAL ONE: ELECTION OF DIRECTORS	2021 ANNUAL
PROXY STATEMENT

CRITERIA AND DIVERSITY

In considering whether to recommend a candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee will apply criteria, including the candidate’s integrity, business acumen, age, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all stockholders.  In addition, no non-employee director nominee should serve as a director of more than four public companies, including the Company, and no director nominee who is also the CEO of the Company should serve as a director of more than one public company, excluding the Company.  Please see Exhibit A to the Nominating and Corporate Governance Committee charter for additional details regarding criteria for our director nominees.  A copy of the Nominating Corporate Governance Committee’s charter, as of March 23, 2021, is available at our website, http://usa-truck.com, under the “Governance” tab of the “Investor Relations” menu.

The value of diversity on the Board is an essential consideration of the Nominating and Corporate Governance Committee in the director identification and nomination process. Three of our seven continuing directors are female or minority.

The Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds.  The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees.  The Nominating and Corporate Governance Committee is responsible for the identification and recruitment of suitable prospective director candidates and has the sole authority to hire an independent search firm to identify director candidates.  With Mr. Glaser’s retirement from the Board following the 2021 Annual Meeting, the Nominating and Corporate Governance Committee engaged an independent search firm in order to fill the vacancy left by Mr. Glaser’s retirement and to reinforce the Board’s commitment to having directors that reflect the diversity of the Company’s stakeholders.  The Nominating and Corporate Governance Committee conducted extensive interviews with candidates that were identified and recommended for consideration as a director on our Board by an independent search firm.   After evaluating the qualifications, background and experience of each candidate using the criteria set forth in Exhibit A to the Nominating and Corporate Governance Committee charter, the Nominating and Corporate Governance Committee recommended to the Board that Rajan C. Penkar be appointed as a director to our Board.  On March 1, 2021, the Board approved Mr. Penkar’s appointment to the Board as a Class I Director.  Mr. Penkar brings to the Company senior leadership experience in logistics, supply chain, technology, strategic planning, and risk management with having previously served as Senior Vice President and President, Supply Chain for Sears Holding Corporation and President, UPS Customer Solutions for United Parcel Service, Inc.  The appointment of Mr. Penkar furthers the Company’s commitment to having a Board that reflects diversity in gender, ethnicity, experience, and skills.

8	USA Truck

2021 ANNUAL	PROPOSAL ONE: ELECTION OF DIRECTORS
PROXY STATEMENT

We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge, and abilities that will allow the Board to fulfill its responsibilities.  We assess the effectiveness of our policies and practices on Board diversity in connection with assessing the effectiveness of our Board as a whole.  Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or other basis proscribed by law.  The table below provides information on the composition of our proposed nominees and continuing directors.

Board of Director Composition

Independence	Age

Tenure	Diversity

USA Truck	9

PROPOSAL ONE: ELECTION OF DIRECTORS	2021 ANNUAL
PROXY STATEMENT

In order to be considered by the Board, a candidate proposed by one or more stockholders will be required to submit appropriate biographical and other information equivalent to that required of all other director candidates.  The table below provides information on the qualifications, skills, characteristics, and experience of our proposed nominees and continuing directors.

Board of Director Qualifications

Public Company Experience	Financial Reporting

6 out of 7	5 out of 7

Industry	Environmental, Social and Corporate Governance (“ESG”)

6 out of 7	7 out of 7

Risk Management	Technology & Cyber Security

7 out of 7	5 out of 7

10	USA Truck

2021 ANNUAL	PROPOSAL ONE: ELECTION OF DIRECTORS
PROXY STATEMENT

CLASS II DIRECTOR NOMINEES

James D. Reed

Gary R. Enzor

Proxies may not be voted at the 2021 Annual Meeting for a greater number of persons than the two nominees named herein.  Each of the nominees has consented to serve if elected and, if elected, will serve until the 2024 Annual Meeting or until his successor is duly elected and qualified, or until his earlier resignation, death, or removal.

Class III and Class I directors are currently serving terms expiring in 2022 and 2023, respectively.  Class III directors are Robert E. Creager and Alexander D. Greene. Class I directors are Barbara J. Faulkenberry, M. Susan Chambers, and Rajan C. Penkar.

All duly submitted and unrevoked proxies will be voted FOR the nominees listed above, unless otherwise instructed.  It is expected that the nominees will be available for election, but if for an unforeseen reason a nominee should decline or be unavailable for election, the persons designated as proxies will have full discretionary authority to vote for another person designated by the Nominating and Corporate Governance Committee.

James D. Reed		Key Skills
Age: 48 Served Since: 2017

Mr. Reed has served as President, Chief Executive Officer (“CEO”) and director since January 2017. He holds a Bachelor of Arts in History and a Master of Business Administration from Brigham Young University. We believe Mr. Reed’s extensive management and leadership experience, his thorough knowledge of the transportation and trucking industry and his role as President and CEO of the Company, which allows the Board of Directors to interface directly with senior management, qualifies him to serve as a member of our Board of Directors.

Public Company Experience Financial Reporting Industry ESG Risk Management Technology & Cyber Security
Other Professional History
●
President, CEO and a director since January 2017.
●
Executive Vice President and Chief Financial Officer of the Company from November 2016 through January 2017.
●
Chief Financial Officer at Interstate Distributor Co., a provider of line and heavy-haul refrigerated and intermodal transportation services, and President of two of its subsidiaries from June 2012 through October 2016.
●
Senior Director, Finance at the Isilon Storage Division of EMC from June 2011 through June 2012.
●
Began career with Intel Corp. in 1997.

USA Truck	11

PROPOSAL ONE: ELECTION OF DIRECTORS	2021 ANNUAL
PROXY STATEMENT

Gary R. Enzor		Key Skills
Age: 58 Served Since: 2014

Mr. Enzor has served as a director since September 2014, and has chaired the Nominating and Corporate Governance Committee since May 2015. He is Chairman and CEO of Quality Distribution, a chemical bulk logistics services provider. We believe Mr. Enzor’s considerable experience in and thorough knowledge of the transportation and trucking industry qualifies him to serve as a member of our Board of Directors.

Public Company Experience Financial Reporting Industry ESG Risk Management Technology & Cyber Security
Other Professional History
●
Chairman of Quality Distribution since August 2013; CEO of Quality Distribution since 2007, and President of Quality Distribution since 2005.
●
EVP and COO of Quality Distribution  from 2004 – 2005.
●
Held executive positions with Swift Transportation Company (“Swift”), Honeywell, Dell Computer and AlliedSignal, Inc. (now Honeywell International, Inc.).

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE TWO NOMINEES NAMED ABOVE.

CONTINUING DIRECTORS

Class III Directors

Robert E. Creager		Key Skills
Age: 72 Served Since: 2012

Mr. Creager has chaired the Audit Committee since 2014, has been designated as our audit committee financial expert within the meaning of Item 407(d)(5)(ii) of Regulation S-K and meets the financial sophistication requirements set forth in Rule 5605(c)(2)(A) of The NASDAQ Stock Market’s listing standards. We believe his work with the NACD contributes to his being a valuable resource to our Board in the area of corporate governance best practices. We believe Mr. Creager’s extensive financial experience and his service on other audit committees qualifies him to serve as a member of our Board of Directors.

Public Company Experience Financial Reporting Industry ESG Risk Management
Other Professional History
●
Certified Public Accountant with 37 years public accounting experience; 27 of those years as an Assurance Partner and a former Audit Practice Leader of the Houston Office of PricewaterhouseCoopers LLP.
●
Director and Governance Fellow, Texas TriCities Chapter of the NACD.
●
Director and Chairman of the Audit Committee of:
o
Skyward Specialty Insurance Group, a private equity controlled property and casualty insurer, since 2011;
o
Mattress Firm Holding Corp., a publicly held mattress retailer, from 2014 – 2016; and
o
Geomet, Inc., a publicly held independent natural gas company, from 2011 – 2013.

12	USA Truck

2021 ANNUAL	PROPOSAL ONE: ELECTION OF DIRECTORS
PROXY STATEMENT

Alexander D. Greene		Key Skills
Age: 62 Served Since: 2014

Mr. Greene has served as a director since 2014, and was appointed Chairman of the Board in May 2019. Mr. Greene brings to the Company over 35 years of experience leading private equity, corporate finance, restructuring and advisory transactions and experience serving on public and private boards, which we believe qualifies Mr. Greene to serve as a member of our Board of Directors.

Public Company Experience Financial Reporting Industry ESG Risk Management
Other Professional History
●
Managing Partner and head of U.S. Private Equity with Brookfield Asset Management, a global asset management firm, from 2005 - 2014.
●
Prior to Brookfield, Managing Director and co-head of Carlyle Strategic Partners, a private equity fund.
●
Prior to Carlyle, Managing Director and investment banker at Wasserstein Perella & Co. and Whitman Heffernan Rhein & Co.
●
Director of:
o
Ambac Financial Group, Inc., a publicly held financial services firm;
o
Element Fleet Management Corp., a publicly held fleet management and services company;
o
GP Natural Resource Partners LLC, a publicly held diversified natural resource company; and
o
Chairman of the Board of Modular Space Corporation prior to its sale in 2018.

Class I Directors

Major General (Ret.) Barbara J. Faulkenberry		Key Skills
Age: 61 Served Since: 2016

General Faulkenberry has served as a director since January 2016 and has chaired the Technology Committee since May 2016. She is a NACD Board Leadership Fellow and holds a Carnegie Mellon/NACD Certificate in Cybersecurity Oversight, both of which contribute to best practices in corporate governance and cyber security. General Faulkenberry brings to the Company senior leadership experience in the areas of logistics, strategic planning, risk management, cyber defense, governmental affairs, information technology and leadership development, which we believe qualifies her to serve as a member of our Board of Directors.

Industry ESG Risk Management Technology & Cyber Security
Other Professional History
●
Prior to retirement, General Faulkenberry served as the Vice Commander, 18th Air Force, Scott Air Force Base, IL, with direct oversight of 1,100 mobility aircraft and 37,000 people.
●
Advisor for Momentum Aerospace Group, a Trustee for the Air Force Academy’s Falcon Foundation and a board member of the International Women’s Forum Leadership Foundation.
●
Director of:
o
Callon Petroleum Company, a publicly held oil and gas company, since May 2018 to present.

USA Truck	13

PROPOSAL ONE: ELECTION OF DIRECTORS	2021 ANNUAL
PROXY STATEMENT

M. Susan Chambers		Key Skills
Age: 63 Served Since: 2016

Mrs. Chambers has served as a director since March 2016 and has chaired the Executive Compensation Committee since November 2016. We believe that Mrs. Chambers’ extensive experience in human resources, supply chain and risk management qualifies her to serve as a member of our Board of Directors.

Public Company Experience ESG Risk Management Technology & Cyber Security
Other Professional History
●
Principal, Chambers Consulting LLC, from July 2015 to present.
●
Chief People Officer for Walmart Inc., a general retailer, from 2006 to her retirement in July 2015.
●
Prior to 2006, Mrs. Chambers served in various positions at Walmart Inc., including Vice President of Application Development – Merchandising and Supply Chain Systems and Senior Vice President of Risk Management, Retirement and Benefits.
●
Director of:
o
Berlin Packaging, a privately held hybrid packaging supplier, since January 2021;
o
Lead Bank, a private banking concern, since August 2019; and
o
Ecoark Holdings, Inc., a publicly held fresh food supply chain provider, from May 2017 - June 2018.

Rajan C. Penkar		Key Skills
Age: 65 Served Since: 2021

Mr. Penkar has served as a director since March 2021. He holds a  Carnegie Mellon/NACD Certificate in Cybersecurity Oversight, which contributes to best practices in corporate governance and cyber security.  Mr. Penkar holds a master’s degree in mechanical engineering from Syracuse University and a Bachelor of Technology degree in mechanical engineering from the Indian Institute of Technology, Bombay. Additionally, Mr. Penkar is the recipient of 14 patents in robotics, automation, and supply chain processes. We believe that Mr. Penkar’s senior leadership experience in logistics, supply chain, strategic planning, technology, and risk management qualifies him to serve as a member of our Board of Directors.

Public Company Experience Financial Reporting Industry ESG Risk Management Technology & Cyber Security
Other Professional History
●
President and founder of Supply Chain Advisory Services, LLC, which provides supply chain design and optimization services to retailers, since 2014.
●
Senior Vice President and President, Supply Chain for Sears Holding Corporation, from 2011 – 2014.
●
From 1987 to 2011, Mr. Penkar held various positions of increasing responsibility with United Parcel Service, Inc., most recently serving as President, UPS Customer Solutions.
●
Director of:
o
TravelCenters of America, a publicly held full-service travel center network, since February 2020; and
o
U.S. Concrete, a publicly held supplier of aggregates and high-performance concrete for commercial, residential and infrastructure projects across the United States, since May 2020.

There is no family relationship between any director or executive officer and any other director or executive officer of the Company.  None of the corporations or organizations referenced in the director biographies above is a parent, subsidiary or other affiliate of the Company unless otherwise noted. There are no arrangements or understandings between any of the director nominees and any other person pursuant to which any of the director nominees was selected as a nominee.

14	USA Truck

Corporate Governance

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Stockholder Rights	Gender & Diversity
● Proxy access ● Majority vote policy for uncontested elections	● Three of our seven continuing directors are female or minority
Independence	Director & Executive Accountability
●
Independent Chairman of the Board
●
Audit Committee, Executive Compensation Committee, and Nominating and Corporate Governance Committee comprised solely of independent directors
●
More than two-thirds of the Board comprised of independent directors
●
Regular executive sessions of independent directors

●
Director Overboarding Policy
●
Board Retirement Policy
●
Change in Principal Occupation Policy for non-employee directors
●
Equity retention guidelines for directors and named executive officers
●
At least 75% director attendance at all Board and Committee meetings
●
Anti-hedging and anti-pledging guidelines for senior executive officers and directors
●
No related party transactions
●
Annual Board self-assessment coordinated by outside counsel with areas identified for focus
●
Annual CEO evaluation that addresses performance for the prior year, including areas of strength and opportunities for personal and professional development, and goals and objectives for the current year

Adequate Business Oversight
● Annual enterprise risk assessment ● Three audit committee members qualify as financial experts

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CORPORATE GOVERNANCE	2021 ANNUAL
PROXY STATEMENT

Meetings

In 2020, the Board of Directors held fifteen meetings, and met in executive session at least quarterly.  During 2020, the Board had a standing Executive Committee, Executive Compensation Committee, Audit Committee, Technology Committee, and Nominating and Corporate Governance Committee.  Each current member of the Board attended greater than 75% of the aggregate of all meetings of the Board and of all committees on which he or she served.  We encourage the members of our Board of Directors to attend our Annual Meetings, as well as committee meetings, even if they don’t serve on that committee.  All but one of the then-current directors attended the 2020 annual meeting, held virtually.

>75%

Director Independence

In determining the independence of its directors, the Board relies on the standards set forth in U.S. Securities and Exchange Commission (“SEC”) regulations and The NASDAQ Stock Market’s Listing Standards, including NASDAQ Rule 5605(a)(2).  To be considered independent under such standards, a director may not have a direct or indirect material relationship with us.  A material relationship is one which impairs or inhibits, or has the potential to impair or inhibit, a director’s exercise of critical and disinterested judgment on behalf of us and our stockholders.  In determining whether a material relationship exists, the Board considers, among other things, whether a director is a current or former employee of ours.  Annually, our counsel reviews the Board’s approach to determining director independence and recommends changes as appropriate.

Consistent with these considerations, the Board has determined that, during 2020, all of our directors, with the exception of our President and CEO, Mr. James D. Reed, were independent directors.

86%

16	USA Truck

2021 ANNUAL	CORPORATE GOVERNANCE
PROXY STATEMENT

Risk Oversight

Board of Directors		Management

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term operational performance and enhance stockholder value.  A fundamental part of risk management is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us.  The involvement of the full Board of Directors in evaluating our business strategy is a key part of its assessment of management’s appetite for risk and also a determining factor of what constitutes an appropriate level of risk for us.  The full Board of Directors participates in this annual assessment as we believe that risk oversight is most effective when the full knowledge, experience and skills of all directors are brought to bear on the complex subject of risk management.

Primary Areas of Risk Assessment:

Within these primary areas of risk, our Board of Directors, with the input of management, has identified specific areas of risk that are pertinent to our business. Our Board of Directors identifies members of management responsible for each area of risk. The Board of Directors reviews reports provided by management and engages in discussions with management on risk management practices. Furthermore, our Board of Directors reviews with management potential unknown risks.

● financial risk ● legal and compliance risk ● technology	● safety and security risk ● operational and strategic risk

Committees
Audit ● monitors financial reporting processes and internal controls ● monitors the performance of our independent and internal auditors	Executive Compensation ● designs compensation programs that encourage behaviors consistent with our overall business strategy
Technology ● oversees management’s cyber security practices, as well as information technology and cyber risk	Nominating and Corporate Governance ● oversees enterprise risk

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CORPORATE GOVERNANCE	2021 ANNUAL
PROXY STATEMENT

Board Leadership Structure

We separate the roles of CEO and Chairperson of the Board in recognition of the differences between the two roles.  The CEO is responsible for the execution of our strategic direction and our day-to-day leadership and performance, while the Chairperson of the Board provides guidance to the CEO, participates in setting the agenda for Board meetings and presides over meetings of the Board.  The Chairperson is also an independent director.  Under our bylaws, we have provided for a formal office of CEO and established certain duties of the CEO that were previously reserved to the President and Chairperson of the Board.

We have no current plans to separate the CEO and President roles, and our bylaws recite that the CEO shall be the President unless a separate CEO and President shall be appointed.

Separate CEO & Chairman

COMMITTEES OF THE BOARD OF DIRECTORS

EXECUTIVE COMPENSATION COMMITTEE

• • •
EXECUTIVE COMMITTEE OVERVIEW
Meetings in 2020: 8 Members: M. Susan Chambers (Chairwoman) Alexander D. Greene Gary R. Enzor

HIGHLIGHTS

•
Oversees matters pertaining to compensation of our executive officers
•
Administers grants of equity and other awards to executive officers and other employees under the Incentive Plan
•
All members are independent directors as defined under our independence criteria, NASDAQ Stock Market’s Listing Standards

The purpose of the Executive Compensation Committee is to oversee matters pertaining to compensation of our executive officers.  The Executive Compensation Committee is also responsible for administering the grants of equity and other awards to executive officers and other employees under the USA Truck Inc. 2014 Omnibus Incentive Plan, as amended (the “Incentive Plan”).  Our Executive Compensation Committee’s process for making executive compensation decisions is explained in more detail in “Executive Compensation – Compensation Discussion and Analysis – Procedures for Determining Compensation.”

The charter for the Executive Compensation Committee sets forth the purpose and responsibilities of the Executive Compensation Committee in greater detail.  The Executive Compensation Committee reviews and reassesses the adequacy of its charter on an annual basis and recommends changes to the Board when appropriate.  A copy of the Executive Compensation Committee’s charter, as of February 24, 2021, is available at our website, http://www.usa-truck.com, under the “Governance” tab of the “Investor Relations” menu.

The Board, through the Executive Compensation Committee, annually reviews the CEO with a focus on leadership, performance and strategy.  Feedback regarding the CEO’s performance for the prior year and objectives for the present year is solicited from directors by the Chairman of the Board after which the Chairman conducts an in person review with the CEO addressing that performance, including areas of strength and opportunities for personal and professional development, and goals and objectives for the current year.

In determining the independence of our Executive Compensation Committee members, the Board considered several relevant factors, including, but not limited to, each director’s source of compensation and affiliations. Specifically, each member of the Executive Compensation Committee (i) is independent under The NASDAQ Stock Market’s Listing Standards, including NASDAQ Rules 5605(a)(2) and 5605(d)(2)(A), (ii) meets the criteria set forth in Rule 10C-1(b)(1) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), (iii) did not directly or indirectly accept any consulting, advisory or other compensation fee from the Company,

18	USA Truck

2021 ANNUAL	CORPORATE GOVERNANCE
PROXY STATEMENT

and (iv) as determined by our Board, is not affiliated with the Company, any Company subsidiary or any affiliate of a Company subsidiary, and does not have any other relationship or accept any compensation from the Company, which would impair each respective member’s judgment as a member of the Executive Compensation Committee.

During 2013, the Executive Compensation Committee selected an independent compensation consultant, Compensation Strategies, Inc. (“CSI”).  CSI has provided analysis and recommendations that inform the Executive Compensation Committee’s decisions with respect to executive and director compensation for 2020 and 2021, including evaluating market pay data, providing analysis and input on program structure and providing updates on market trends and the regulatory environment as it relates to executive compensation.  Pursuant to SEC rules and The NASDAQ Stock Market’s Listing Standards, the Executive Compensation Committee has assessed the independence of CSI, and concluded that no conflict of interest exists that would prevent CSI from independently advising the Executive Compensation Committee.  In connection with this assessment, the Executive Compensation Committee considered, among others, the following factors: (i) the provision of other services to us by CSI, (ii) the amount of fees we paid to CSI as a percentage of CSI’s total revenue, (iii) CSI’s policies and procedures that are designed to prevent conflicts of interest, (iv) the absence of any business or personal relationship of CSI or the individual compensation advisors employed by CSI with any of our executive officers, (v) the absence of any business or personal relationship of the individual compensation advisors with any member of the Executive Compensation Committee, and (vi) the absence of any of our stock owned by CSI or the individual compensation advisors employed by CSI. CSI does not perform other services for us, and will not do so without the prior consent of the Executive Compensation Committee.  The Executive Compensation Committee has the sole authority to approve the terms of CSI’s engagement.  CSI’s role in establishing the compensation of our Named Executive Officers, to the extent material, is addressed under “Executive Compensation – Compensation Discussion and Analysis – Procedures for Determining Compensation.”

In performing its duties, the Executive Compensation Committee, as required by the applicable rules and regulations promulgated by the SEC, issues a report recommending to the Board that our Compensation Discussion and Analysis be included in this Proxy Statement.  The Report of the Executive Compensation Committee for 2020 follows.

The Report of the Executive Compensation Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall this report be subject to Regulation 14A or Regulation 14C (other than as indicated) or to the liabilities set forth in Section 18 of the Exchange Act.  This Report of the Executive Compensation Committee also shall not be deemed to be incorporated by reference into any prior or subsequent filing with the SEC made by us under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filings incorporated into this Proxy Statement by reference, except to the extent we incorporate such report by specific reference or treat it as soliciting material.

Report of the Executive Compensation Committee

The Executive Compensation Committee of the Board of Directors of USA Truck Inc. has reviewed and discussed with management the Compensation Discussion and Analysis (as required by Item 402(b) of Regulation S-K of the SEC) contained in this Proxy Statement for the Annual Meeting to be held on May 7, 2021.

Based on that review and discussion, the Executive Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Executive Compensation Committee:
M. Susan Chambers (Chairwoman)
Alexander D. Greene
Gary R. Enzor

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CORPORATE GOVERNANCE	2021 ANNUAL
PROXY STATEMENT

Executive Compensation Committee Interlocks and Insider Participation

All of the members who served on the Executive Compensation Committee during 2020 were independent as defined by defined by Rule 5605(a)(2) of The NASDAQ Stock Market’s Listing Standards.

No member of the Executive Compensation Committee was an officer or employee of the Company at any time during 2020 or as of the date of this Proxy Statement, nor is any member of the Executive Compensation Committee a former officer of the Company.  In 2020, no member of the Executive Compensation Committee had any relationship or transaction with the Company that would require disclosure as a “related person transaction” under Item 404 of Regulation S-K in this Proxy Statement under the section entitled “Certain Transactions.”

No director serving on the Executive Compensation Committee was, at any time during or before 2020, an officer or employee of the Company or any of its subsidiaries.  In addition, during 2020, none of our executive officers served as a member of the board of directors or compensation committee (or other board committees performing equivalent functions) of another entity, one of whose executive officers served on our Executive Compensation Committee or otherwise served on our Board.

See “Certain Transactions,” which describes the absence of any transactions between us and our other directors, executive officers or their affiliates, and “Executive Compensation – Compensation Discussion and Analysis – Director Compensation” for a description of compensation of the members of the Executive Compensation Committee.

Audit Committee

• • •
AUDIT COMMITTEE OVERVIEW
Meetings in 2020: 6 Members: Mr. Robert E. Creager (Chairman) Alexander D. Greene Thomas M. Glaser

HIGHLIGHTS

•
Responsible for monitoring financial reporting processes and systems; manages independence of and facilitates communication between our independent registered public accounting firm and the Board
•
Exclusive power to engage, terminate and set compensation for our independent registered public accounting firm
•
All members are independent directors as defined under our independence criteria, NASDAQ Stock Market’s Listing Standards
•
Provide an avenue of communication among the various stakeholders relative to auditing, accounting and financial reporting processes

The Audit Committee has primary responsibility for assisting and directing the Board in fulfilling its oversight responsibilities with respect to our auditing, accounting and financial reporting processes.  The Audit Committee’s primary responsibilities include:

●	monitoring our financial reporting processes and systems of internal controls over financial reporting; and
●	monitoring the independence and performance of our independent registered public accounting firm, and managing the relationship between us and our independent registered public accounting firm.

The Audit Committee has exclusive power to engage, terminate and set the compensation of our independent registered public accounting firm.  The Audit Committee also evaluates and makes recommendations to the full Board with respect to all related-party transactions and other transactions representing actual or potential conflicts of interest, and reviews all such transactions at least annually.  The Board has adopted a written charter for the Audit Committee, which sets forth the purpose and responsibilities of the Audit Committee in greater detail.  The Audit Committee reviews and assesses the adequacy of its charter on an annual basis and recommends changes to the Board when appropriate.  A copy of the Audit Committee’s charter, as of February 24, 2021, is available at our website, http://www.usa-truck.com, under the “Governance” tab of the “Investor Relations” menu.

20	USA Truck

2021 ANNUAL	CORPORATE GOVERNANCE
PROXY STATEMENT

The Board has determined that each of Robert E. Creager, Alexander D. Greene and Thomas M. Glaser qualifies as an audit committee financial expert, as defined in Item 407(d)(5)(ii) of Regulation S-K, and meets the independence and financial sophistication requirements set forth in Rule 5605(c)(2)(A) of The NASDAQ Stock Market’s Listing Standards, and has designated Robert E. Creager as its audit committee financial expert.

All of the members who served on the Audit Committee during 2020 were independent as defined by Rule 5605(a)(2) of The NASDAQ Stock Market’s Listing Standards and meet the independence and other requirements set forth for audit committee members in Rule 5605(c)(2)(A) of those Listing Standards.  See “Report of the Audit Committee.”

In performing its duties, the Audit Committee, as required by applicable rules of the SEC, recommends to the Board of Directors that our audited financial statements be included in our annual report on Form 10-K, and determines certain other matters, including the independence of our independent registered public accounting firm.  The Audit Committee Report for 2020 is set forth below.

The Audit Committee Report shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the SEC, nor shall this report be subject to Regulation 14A or Regulation 14C (other than as indicated) or to the liabilities set forth in Section 18 of the Exchange Act.  This Audit Committee Report also shall not be deemed to be incorporated by reference into any prior or subsequent filing with the SEC made by us under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent we incorporate such report by specific reference or treat it as soliciting material.

Report of the Audit Committee

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities relating to the quality and integrity of the Company’s financial reports and financial reporting processes and systems of internal controls over financial reporting.  The Audit Committee does not prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements.  Rather, the Company’s management has primary responsibility for the Company’s financial statements and the overall reporting process, including maintenance of the Company’s system of internal controls.  The Audit Committee is responsible for the appointment, evaluation, compensation, retention and oversight of the work of the Company’s independent registered accounting firm, Grant Thornton LLP (“Grant Thornton”).  Grant Thornton is responsible for conducting an independent audit of the Company’s financial statements and the Company’s internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing reports thereon.

The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent registered public accounting firm, both in fact and appearance.  The Audit Committee evaluates the qualifications, performance, and independence of the Company’s independent registered public accounting firm and determines whether to re-engage the current firm.  In doing so, the Audit Committee considers the quality and efficiency of the services provided, the auditor’s capabilities, including their technical expertise and knowledge of the Company’s operations and industry.  Based on this evaluation, the Audit Committee has retained Grant Thornton as the Company’s independent registered public accounting firm for 2020.  Grant Thornton has been the Company’s independent registered public accounting firm since 2006.

The Audit Committee believes that, due to Grant Thornton’s knowledge of the Company and the industry in which it operates, it is in the best interests of the Company and its stockholders to continue retention of Grant Thornton to serve as the Company’s independent registered public accounting firm.  Although the Audit Committee has the sole authority to appoint the Company’s independent registered public accounting firm, the Audit Committee recommended that the Board ask the stockholders to ratify the appointment of Grant Thornton for 2021.

In performing its duties, the Audit Committee has reviewed and discussed with management and the Company’s registered independent public accounting firm the Company’s financial statements, management’s assessment of internal controls over financial reporting, and the effectiveness of internal controls over financial reporting and, in issuing this report, has relied upon the responses and information provided to the Audit Committee by management and such accounting firm.  For the fiscal year ended December 31, 2020, the Audit Committee (i) reviewed and discussed with Grant Thornton the audited financial statements, including a discussion of the quality, not just the acceptability of the accounting principles, the reasonableness of significant

USA Truck	21

CORPORATE GOVERNANCE	2021 ANNUAL
PROXY STATEMENT

judgments, and the clarity of disclosures in the financial statements, management’s assessment of internal controls over financial reporting, and the effectiveness of internal controls over financial reporting; (ii) discussed with Grant Thornton the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees issued by the PCAOB; (iii) received and reviewed the written disclosures and the letter from Grant Thornton required by applicable requirements of the PCAOB regarding Grant Thornton’s communications with the Audit Committee concerning independence; and (iv)  discussed with Grant Thornton its independence.  The Audit Committee also met in periodic executive sessions with representatives of Grant Thornton, management, and the Company’s internal audit personnel during 2020.

Based on the foregoing reviews and meetings, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements and management’s assessment of the effectiveness of internal control over financial reporting, be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, for filing with the SEC.

Audit Committee:
Robert E. Creager (Chairman)
Alexander D. Greene
Thomas M. Glaser

Nominating and Corporate Governance Committee

• • •
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE OVERVIEW
Meetings in 2020: 5 Members: Mr. Gary R. Enzor (Chairman) Robert E. Creager Barbara J. Faulkenberry M. Susan Chambers

HIGHLIGHTS

•
Recommends corporate governance guidelines and annually assesses performance of the Board of Directors
•
Determines criteria for service on the Board of Directors and identifies prospective individuals consistent with those criteria
•
Oversees enterprise risk
•
All members are independent directors as defined under our independence criteria, NASDAQ Stock Market’s Listing Standards

The Nominating and Corporate Governance Committee is responsible for (i) recommending to the full Board corporate governance guidelines applicable to us, (ii) leading the Board in its annual review of the Board’s performance, (iii) identifying individuals qualified to become Board members consistent with criteria approved by the Nominating and Corporate Governance Committee of the Board, (iv) overseeing enterprise risk and (v) performing such other functions as are customarily performed by nominating and corporate governance committees.  All of the directors who served on the Nominating and Corporate Governance Committee during 2020 were independent as defined by Rule 5605(a)(2) of The NASDAQ Stock Market’s Listing Standards.  The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which sets forth the purpose and responsibilities of the Nominating and Corporate Governance Committee in greater detail.  The Nominating and Corporate Governance Committee reviews and reassesses the adequacy of its charter on an annual basis and recommends changes to the Board when appropriate.  A copy of the Nominating and Corporate Governance Committee’s charter, as of March 23, 2021, is available at our website, http://www.usa-truck.com, under the “Governance” tab of the “Investor Relations” menu.

22	USA Truck

2021 ANNUAL	CORPORATE GOVERNANCE
PROXY STATEMENT

The Nominating and Corporate Governance Committee, with the assistance of outside counsel, leads the Board in its annual self-assessment process.

Annual Self-Assessment Process

Board and Committee Questionnaires	Closed Session Discussions	Feedback Communicated	Feedback Acted Upon
written questionnaires covering a range of topics such as the role, organization, meetings, and compensation of the Board	closed session discussion of the Board and Committee evaluations between the Chair of the Nominating and Corporate Governance Committee and outside counsel	a summary of the evaluation results is prepared by outside counsel and provided to the full Board	the Board’s policies and procedures are updated as a result of director feedback from the Board evaluations

While the Board’s 2020 self-assessment of its performance reflected overall satisfaction, Board communications, strategic planning, and succession planning were noted as areas of improvement.  In response to these comments, the Board developed an action plan to address each of these areas and monitors each area on an ongoing basis to ensure appropriate implementation and consistent improvement.

In order to be considered a director nominee, a person’s (including an incumbent director’s) nomination must be approved by both a majority vote of the Nominating and Corporate Governance Committee and the vote of a majority of all directors.

Whenever a determination has been made that it is necessary to nominate one or more persons, in addition to incumbent directors, the Nominating and Corporate Governance Committee will have primary authority for identifying persons who meet our required qualifications and who otherwise have the experience and abilities necessary to serve as effective members of the Board.  The Nominating and Corporate Governance Committee may delegate this identification function to one or more of its members. In performing this function, the Nominating and Corporate Governance Committee may rely on such resources as it deems appropriate, including, without limitation, recommendations from our management, from our incumbent directors, from third parties or from stockholders.  In addition, the Nominating and Corporate Governance Committee may, at our expense, engage the services of professional search firms or other consultants or advisers and may pay them such fees as the Nominating and Corporate Governance Committee shall determine to be reasonable and appropriate.

Each nominee should be committed to our basic beliefs as set forth in our Code of Business Conduct and Ethics and shall be an individual of integrity, intelligence and strength of character.  In addition, each nominee should have, among other attributes:

●	a reputation both personal and professional, consistent with our image and reputation;
●	relevant expertise and experience, including educational or professional backgrounds and should be able to offer advice and guidance to our management based on that expertise and experience;
●	a working knowledge of corporate governance issues and the changing role of boards;
●	demonstrated management and/or business skills or experience that will contribute substantially to the management of the Company;
●	a general understanding of marketing, finance and other disciplines relevant to the success of a publicly traded company in today’s business environment; and
●	an understanding of our business and the general trucking or transportation industry, or the willingness and ability to develop such an understanding.

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CORPORATE GOVERNANCE	2021 ANNUAL
PROXY STATEMENT

Finally, in identifying and selecting persons for consideration as nominees, the Nominating and Corporate Governance Committee will consider the rules and regulations of the SEC and The NASDAQ Stock Market Listing Standards (or such other stock exchange or stock market on which our securities may be listed or traded from time to time) regarding the composition of the Board and the qualifications of its members.

In regards to the Nominating and Corporate Governance Committee’s process for recommending Mr. Penkar as a director of the Board, the Nominating and Governance Committee conducted extensive interviews with candidates that were identified and recommended for consideration as a director on our Board by an independent search firm.  After evaluating the qualifications, background and experience of each candidate using the criteria set forth in Exhibit A to the Nominating and Corporate Governance Committee charter, the Nominating and Corporate Governance Committee recommended to the Board that Mr. Penkar be appointed as a director to our Board and the Board approved Mr. Penkar’s appointment to the Board as a Class I Director on March 1, 2021.

The Nominating and Corporate Governance Committee may take such actions as it deems appropriate to evaluate whether each person who has been recommended or proposed for approval as a nominee meets the qualifications, as described above, and set forth in the Nominating and Corporate Governance Committee charter, and otherwise has the experience and abilities necessary to be an effective member of the Board.

As set forth in detail in the Nominating and Corporate Governance Committee charter, it is generally the policy of the Nominating and Corporate Governance Committee to consider stockholder recommendations of proposed director nominees, other than through our proxy access nomination procedures, if such recommendations are timely received and otherwise comply with the requirements set forth in our bylaws and applicable SEC rules.  The Nominating and Corporate Governance Committee will evaluate stockholder recommendations pursuant to the same procedures that it follows in connection with consideration of recommendations received from any other source. Stockholders must submit such recommendations in the manner and by the dates specified for stockholder nominations in our bylaws.  To be timely under our bylaws, recommendations must be received in writing at our principal executive offices, 3200 Industrial Park Road, Van Buren, Arkansas 72956, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting.  For the 2022 Annual Meeting, stockholder recommendations must be received by us no earlier than January 7, 2022 and no later than February 6, 2022.  In addition, pursuant to our bylaws, a recommendation of a director submitted by a stockholder must include the following information:

●	the proposed nominee’s name, age, business address and residence address;
●	the proposed nominee’s principal occupation or employment;
●	a reputation both personal and professional, consistent with our image and reputation;
●	relevant expertise and experience;
●	the class and number of shares of our stock owned beneficially or of record by the proposed nominee and his or her affiliates and additional information concerning the nature of ownership and any risk mitigation arrangements;
●	such other information as is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Exchange Act;
●	the nominating stockholder’s (and any beneficial holder’s) name and record address;
●	the class and number of shares of our stock owned beneficially or of record by the nominating stockholder and his, her or its affiliates, and any beneficial owner and additional information concerning nature of ownership and any risk mitigation arrangements;
●	a description of any agreements, arrangements or understandings between the nominating stockholder and the nominee pursuant to which the nomination is being made, and any material interest of the nominating stockholder in the nomination;
●	a representation that the nominating stockholder intends to appear in person or by proxy at the annual meeting to nominate the nominee; and
●	any other information required by Regulation 14A.

24	USA Truck

2021 ANNUAL	CORPORATE GOVERNANCE
PROXY STATEMENT

Technology Committee

• • •
TECHNOLOGY COMMITTEE OVERVIEW
Meetings in 2020: 4 Members: Barbara J. Faulkenberry (Chairwoman) M. Susan Chambers Thomas M. Glaser

HIGHLIGHTS

•
Assists with identification and implementation of new technology in our operating segments, as well as overseeing the technology, cyber opportunities and risks Company-wide
•
Reviews technology planning, strategies, trends, priorities and disaster preparedness, and oversees cyber security programs and effective protection of our intellectual property

The Technology Committee is responsible for assisting with the identification and implementation of new technology in our operating segments, as well as overseeing the technology, cyber opportunities and risks Company-wide.  The Technology Committee’s responsibilities also include reviewing technology planning, strategies, trends, priorities and disaster preparedness, as well as overseeing our cyber security program and effective protection of our intellectual property.

The Board has adopted a written charter for the Technology Committee, which sets forth the purpose and responsibilities of the Technology Committee in greater detail.  A copy of the Technology committee’s charter, as of February 24, 2021, is available at our website, http://usa-truck.com, under the “Governance” tab of the “Investor Relations” menu.

Executive Committee

During 2020, the Board had a standing Executive Committee comprised of our non-employee directors.  The Executive Committee did not meet in 2020.

Other Board and Corporate Governance Matters

We are committed to conducting our business in accordance with the highest ethical standards.  As part of that commitment, the Board has adopted a Code of Business Conduct and Ethics Policy (“Code of Ethics”) applicable to all directors, officers and employees, which sets forth the conduct and ethics expected of all our affiliates and employees, a copy of which is available at our website, http://www.usa-truck.com, under the “Governance” tab of the “Investor Relations” menu.  In addition, amendments to, or waivers of, a provision of the Code of Ethics that apply to our principal executive, financial and accounting officers or persons performing similar functions, will be posted at that same location on our website.  The Nominating and Corporate Governance Committee is responsible for, in part, recommending to the full Board corporate governance guidelines applicable to us and leading the Board in its annual review of the Board’s performance.

We adopted a Policy Statement and Procedures for Reporting Violations and Complaints (“Whistleblower Policy”), a copy of which is available at our website, http://www.usa-truck.com, under the “Governance” tab of the “Investor Relations” menu.  The Whistleblower Policy is intended to create a workplace environment that encourages open and honest communication and to hold the Company and our personnel, including senior management, accountable for adhering to our ethical standards.  The Whistleblower Policy establishes procedures for a person to report violations, by us or our personnel, of our Code of Ethics or any laws, rules or regulations without fear of retaliation.  The Whistleblower Policy also contains special procedures for submission by employees, of confidential, anonymous complaints involving our accounting practices and internal accounting controls.

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CORPORATE GOVERNANCE	2021 ANNUAL
PROXY STATEMENT

We also adopted a Stockholder Communications with Directors Policy, which describes the manner in which stockholders can send communications to the Board and sets forth our policy regarding Board members’ attendance at Annual Meetings.  This Policy is available at our website, http://www.usa-truck.com under the “Governance” tab of the “Investor Relations” menu.

EXECUTIVE OFFICERS

The names and other biographical data for our current executive officers (other than Mr. Reed) are set forth below.  Biographical information for Mr. Reed is set forth under the heading “Class II Nominees” above.

Zachary B. King.  Mr. King, 34, has served as our Senior Vice President and Chief Financial Officer since April 2020.  Prior to that, Mr. King served as the Company’s Vice President and Corporate Controller since 2017, and has been with the Company since 2015.  Prior to joining USA Truck, Mr. King served in a variety of finance and accounting roles for ABB Ltd, Samson Resources Corporation, and Deloitte.  Mr. King earned both a Bachelor of Business Administration in accounting and a Master of Accountancy from the University of Central Arkansas.  Mr. King is also a Certified Public Accountant.

Timothy W. Guin.  Mr. Guin, 56, has served as our Executive Vice President and Chief Commercial Officer since April 2018.  Previously, Mr. Guin served as Executive Vice President of Sales and Marketing at Swift from 2016 to 2018, and served as Vice President of Sales at Swift from 2011 to 2016.  From 2006 until 2010, he served as Vice President of Business Development in charge of Mergers and Acquisitions for U.S. Xpress Enterprises, Inc., a truckload transportation services provider.  Mr. Guin later became President and CEO of Arnold Transportation, a truckload transportation services provider, where he served until 2011.  Mr. Guin served on the Board of Directors at Arnold Transportation from 2010 until 2011.  Mr. Guin holds a Bachelor Degree in Political Science from Winthrop University.

George T. Henry.  Mr. Henry, 36, has served as Senior Vice President – USAT Logistics since March 2018.  Previously, Mr. Henry served as Vice President of Logistics and Knight Dedicated at Knight Transportation, Inc., a truckload transportation services provider, from April 2013 to March 2018.  Prior to joining Knight, Mr. Henry served in various 3PL and brokerage roles at Transplace, a logistics provider, from November 2005 to April 2013, where he advanced in progressively more responsible roles, culminating in his promotion to Vice President of Capacity Services.  Mr. Henry has a Bachelor of Science degree in Supply Chain, Transportation and Logistics Management from the University of Wales, U.K.

Kimberly K. Littlejohn.  Ms. Littlejohn, 62, has served as Senior Vice President – Customer Experience and Chief Information Officer (“CIO”) since May 2017.  Ms. Littlejohn is responsible for providing communications, computing and security infrastructure that enables the Company’s internal business operations.  Ms. Littlejohn previously served as director of information technology at Interstate Distributor Co. and director of Nippon Yusen Kaisha global operations application support.  She has more than 30 years in the technology industry and 20 years in logistics.  Ms. Littlejohn holds a Bachelor of Arts from the University of Washington.

All of our executive officers are appointed by the Board for such term as may be prescribed by the Board and until such person’s successor shall have been elected and shall qualify, or until such person’s death or resignation, or until such person’s removal in the manner provided under our bylaws.  None of the corporations or organizations referenced in the executive biographies above is a parent, subsidiary, or other affiliate of the Company unless otherwise noted.

26	USA Truck

Executive Compensation

MESSAGE FROM THE CHAIR OF THE EXECUTIVE COMPENSATION COMMITTEE

Fellow Stockholders:

On behalf of the Executive Compensation Committee, I am pleased to write regarding the Company’s executive compensation programs and practices for 2020 and 2021.

For 2020, we were presented with the task of designing an executive compensation program addressing the unique challenges of an emerging COVID-19 crisis and organizational changes at the Company requiring significant focus and effort from our senior management team.

In particular, these challenges had us focused on:

●	Preserving share availability under our Incentive Plan and minimizing stockholder dilution given the dramatic negative impact of the COVID-19 crisis on the Company’s stock price;
●	Encouraging retention of the senior management team at a critical point in the implementation of key long-term initiatives (regionalization, technology, and cost control); and
●	Further aligning our CEO’s compensation with increasing stockholder value and improving operating performance.

2020 Compensation

We strive to balance continuity and consistency in the design of our executive compensation programs with the flexibility to react to changes in our business and events outside of our control when approving awards in any particular year.

Due to the dramatic drop in our stock price in the early days of the COVID-19 crisis, for 2020 we replaced design parameters in the Incentive Plan that would have consumed a disproportionate number of shares with a time-based equity incentive grant (the “2020 EIP”) that allocated a fixed, reduced pool of shares among participants.  In addition, to further align Mr. Reed’s pay with increasing stockholder value and improving our operating performance, we approved a special performance-based equity incentive grant to Mr. Reed (the “2020 Special Grant”) based on attainment of a volume weighted average stock price for the Company’s common stock.

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EXECUTIVE COMPENSATION	2021 ANNUAL
PROXY STATEMENT

Our approach to equity incentive grants during 2020 preserved shares under the Incentive Plan for making grants in future years, encouraged retention of a senior management team that was tasked with implementing our long-term initiatives, further aligned Mr. Reed with increasing stockholder value, and minimized stockholder dilution in a time of uncertainty.

For the 2020 Management Cash Bonus Plan we replaced Consolidated Adjusted EBITDAR with a set of parameters measuring safety, Consolidated Adjusted Operating Income, leverage and productivity that more broadly reflect the Company’s long-term initiatives.  We believe these measurements reinforce our objectives of stockholder value creation and will help achieve our key long-term initiatives while further aligning our executive compensation program with the transportation industry.

Last, to further preserve shares under the Incentive Plan, for 2020 non-employee directors of the Board received cash in lieu of equity awards.  We also suspended director meeting fees.

2020 Say-on-Pay

At our 2020 Annual Meeting of Stockholders, 62% of our stockholders who cast an advisory vote on our say-on-pay proposal voted in favor of our executive compensation package compared to approximately 98% in recent years.  We believe this decrease was related to the performance of the Company’s stock price in 2019 and equity retention grants made to members of our senior management team in February 2019.

We take seriously say-on-pay vote results that are considerably lower than prior years.  In response to the 2020 say-on-pay results, the Company sought feedback from its material stockholders to build an informed understanding of their concerns and address them in a timely and appropriate manner.  Through our senior management team and Chairman of the Board, we engaged with our largest institutional stockholders and the two primary proxy advisory firms, Institutional Shareholder Services Inc. (“ISS”) and Glass, Lewis & Co. (“Glass Lewis”), to discuss our executive compensation programs and our efforts to align the compensation of our senior management team with the performance of the Company going forward.

We received strong support for our executive compensation programs from the institutional stockholders that engaged in discussions with us, complementing the more than 90% support received in the say-on-pay advisory vote from non-institutional stockholders and “yes” recommendations from ISS and Glass Lewis on 2020 say-on-pay.  We actively seek feedback and questions from all stockholders as an integral part of the review, design, and implementation of our executive compensation programs.

2021 Compensation

In 2021, with uncertainty related to the COVID-19 virus subsiding, the Company’s operating performance improving and the Company’s stock price responding accordingly, we reinstated the performance-based component to the 2021 equity incentive grant (the “2021 EIP”).  Participants in the 2021 EIP are eligible to receive equity incentive grants in the form of restricted stock subject to both performance-based vesting (weighted at 60%) and time-based vesting (weighted at 40%) with the objectives of rewarding attainment of the Company’s key long-term initiatives and encouraging retention.  We believe the 2021 EIP design aligns the compensation of the participants, including our Named Executive Officers, with the performance of the Company and the compensation opportunities in the transportation industry and the general U.S. marketplace.

To further align our executive compensation programs with the transportation industry, we modified our 2021 EIP design parameters based on the Company achieving a certain compound annual growth rate (“CAGR”) for income (loss) before income taxes and USAT Logistics achieving a certain CAGR for revenue over the three-year performance period beginning January 1, 2021 and ending December 31, 2023 (the “2021 EIP Performance Period”) rather than the three-year cumulative EBITDAR measure used since 2018.  Our change to the 2021 EIP performance goal rewards a growth model that we believe is a more effective measure of stockholder value creation and provides better alignment for the pay of our Named Executive Officers with the performance of the Company.  Also, to provide for more flexibility and preserve shares under the Incentive Plan, for the performance-based equity incentive grants the minimum was set at 80% of target and the maximum was set at 120% of target, rather than a minimum of 25% and a maximum of 175% under previous equity incentive grants.

28	USA Truck

2021 ANNUAL	EXECUTIVE COMPENSATION
PROXY STATEMENT

We adopted for the performance-based 2021 Management Cash Bonus Plan the same design parameters as 2020 because we believe the measurements under the 2020 Management Cash Bonus Plan remain effective drivers for stockholder value creation and the attainment of our key long-term initiatives and provide important continuity in structure and certainty to plan participants.  Lastly, we made an additional time-based equity incentive grant to Messrs. King, Guin, and Henry in recognition of their performance in 2020 and to further encourage retention of the senior management team.

As Chair of the Executive Compensation Committee, thank you for your support and feedback throughout 2020 and into 2021.  We remain strongly committed to providing competitive compensation opportunities that provide meaningful alignment between the pay of our senior management team and the value the Company creates for its stockholders.

Sincerely,

M. Susan Chambers Chair of the Executive Compensation Committee Member of the Board of Directors

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EXECUTIVE COMPENSATION	2021 ANNUAL
PROXY STATEMENT

Named Executive Officers	Title
James D. Reed	President and Chief Executive Officer
Zachary B. King	Senior Vice President and Chief Financial Officer
Timothy W. Guin	Executive Vice President and Chief Commercial Officer
George T. Henry	Senior Vice President – USAT Logistics
Kimberly K. Littlejohn	Senior Vice President and Chief Information Officer

Former Executive Officer	Title
Jason R. Bates	Former Executive Vice President and Chief Financial Officer (1)

1)	Mr. Bates resigned from his position as Executive Vice President and Chief Financial Officer on April 21, 2020.

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we explain how our executive compensation programs, policies and decisions are formulated, applied and operated with respect to our Named Executive Officers (as designated above).  We also discuss and analyze our executive compensation programs, including each component of compensation awarded under the programs, and the corresponding compensation amounts for each Named Executive Officer.

This section should be read in conjunction with the sections entitled “Executive Compensation – Summary Compensation Table” (and related tabular and narrative discussions) and “Corporate Governance – The Board of Directors and its Committees – Committees of the Board of Directors – Executive Compensation Committee” contained in this Proxy Statement.  As noted in that section, our Executive Compensation Committee, which is comprised only of directors who satisfy applicable SEC and NASDAQ independence requirements, oversees and administers our executive compensation policies and practices.

Key Features of Our Executive Compensation Program

Direct link between pay and performance that aligns business strategies with value creation	Appropriate balance between short- and long-term compensation discourages short-term risk taking at the expense of long-term results	Independent compensation consultant retained by the Executive Compensation Committee

Double-trigger change-in-control provisions in all awards	Equity Retention Policy	Anti-Hedging and Anti-Pledging Policy

Clawback Policy to recoup incentive-based compensation	No repricing of stock options without stockholder approval	No payment of dividends on unvested awards

One year minimum vesting periods	No excessive perquisites for executives	No tax gross-ups on equity awards, severance or change-in-control payments

30	USA Truck

2021 ANNUAL	EXECUTIVE COMPENSATION
PROXY STATEMENT

PHILOSOPHY AND OBJECTIVES

Align compensation with our business objectives and the interests of our stockholders and reward the achievement of corporate goals

Design management compensation to align with long-term increases in stockholder value and expose the holder to the risk of stock prices fluctuations

Require certain executive officers to forfeit or reimburse us for performance-based compensation in the event of a material financial restatement or the imposition of material financial penalty

Encourage and reward high levels of performance

Balance the mix of fixed and performance-based compensation, with the performance-based compensation encouraging high levels of performance

Mitigate potential risk relating to short-term incentives

Balance the mix of fixed and performance-based compensation without overweighting annual cash incentives that may encourage strategies and risks that may not correlate with our long-term best interests

Mitigate potential risks through caps on cash awards, which are built into our plan design

Attract and retain executive officers who contribute to our long-term success

Attract qualified candidates with cash signing incentives and encourage retention with time- and performance-based equity incentives

PROCEDURES FOR DETERMINING COMPENSATION

● ● ●
Pay Considerations In making decisions regarding total compensation, the Executive Compensation Committee considers whether that compensation is:
●
fair and reasonable to us and to our Named Executive Officers;
●
internally appropriate based upon our culture and the compensation of our other employees;
●
within a reasonable range of the compensation afforded by other opportunities; and
●
comparable to market with respect to base salary, target bonus, long-term incentive grant value and total compensation.

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EXECUTIVE COMPENSATION	2021 ANNUAL
PROXY STATEMENT

In determining the mix of fixed and variable/at risk compensation elements, the Executive Compensation Committee considers the effect of each element in relation to total compensation.  The Executive Compensation Committee specifically considers whether each particular element provides an appropriate incentive and reward for performance that may enhance long-term stockholder value.  In determining whether to increase or decrease an element of compensation, we rely upon the business experience of the members of the Executive Compensation Committee, the Executive Compensation Committee’s general understanding of compensation levels at public companies, the historical compensation levels of our Named Executive Officers and, with respect to Named Executive Officers other than the CEO, we consider the recommendations of the CEO.  In determining compensation, the Executive Compensation Committee also considers the advice of CSI, the Executive Compensation Committee’s independent compensation consultant.  The Executive Compensation Committee does not typically consider amounts that may be realized by our executive officers from prior compensation awards, such as appreciation or reductions in the value of stock previously acquired pursuant to restricted stock or other equity-based awards, when making decisions regarding current compensation.

CSI has provided analysis and recommendations that inform the Executive Compensation Committee’s decisions, including the following services with respect to compensation decisions since CSI’s engagement:

●	attendance at meetings of the Executive Compensation Committee, as requested by the Chairperson;
●	advice on market trends, regulatory issues and developments and how they may impact our executive and director compensation programs;
●	review of compensation strategy and executive and director compensation programs for alignment with our strategic business objectives;
●	advice on the design of executive and director compensation programs to ensure the linkage between pay and performance;
●	market data analyses;
●	advice to the Executive Compensation Committee and the Board on setting compensation for executive officers and directors; and
●	such other activities as requested by the Executive Compensation Committee.

BENCHMARKING COMPENSATION

As described throughout this report, the Executive Compensation Committee takes multiple factors and inputs into account when making compensation decisions.  One such input is information regarding the external executive compensation market.  The Executive Compensation Committee takes into account information regarding pay for both individual positions and the executive group as a whole.  CSI provides the Executive Compensation Committee with periodic market assessments reflecting the form and size of compensation opportunities provided by companies in the transportation industry and the general U.S. marketplace.  This information details practices for specific elements of compensation (salary and incentives) and is adjusted to reflect our financial size relative to the market comparison groups.  From these market assessments, the Executive Compensation Committee is able to monitor the amount, mix, and design of our executive pay versus the relevant, competitive marketplace.  This market assessment is factored in together with a historic inventory of individuals’ compensation including realizable and realized pay.

32	USA Truck

2021 ANNUAL	EXECUTIVE COMPENSATION
PROXY STATEMENT

ELEMENTS OF COMPENSATION

Our compensation program consists of two major elements, fixed and performance-based compensation.  In 2020, total compensation for executive officers, including our Named Executive Officers, consisted of one or more of the following components:

	COMPENSATION ELEMENT	OBJECTIVES	KEY CHARACTERISTICS
◄ FIXED ►	Base Salary
●
acknowledge an individual’s position, responsibility, experience, performance and tenure;
●
attract, motivate, and retain highly qualified executives; and
●
provide our executive officers with stability that allows our executives to focus their attention and efforts on creating stockholder value and on our other business objectives.

We consider the quality and effectiveness of the executive’s leadership, scope of responsibilities, past performance and future potential of providing value to our stockholders, the executive’s current salary, qualifications, and experience, including, but not limited to, the executive’s industry knowledge and the executive’s length of service with us.

◄ VARIABLE / AT RISK ►	Performance-Based Annual Cash Bonus	● reward our executive officers for high levels of achievement; ● incentivize our executive officers to increase stockholder value; and ● emphasize our corporate goals.

Under the 2020 Management Cash Bonus Plan, and consistent with the objectives of the Incentive Plan, our Named Executive Officers were eligible to earn cash bonuses upon achievement of certain levels of certain annual goals. We expanded the set of design parameters for the 2020 Management Cash Bonus Plan by removing Consolidated Adjusted EBITDAR and adding measurements focused on safety, Consolidated Adjusted Operating Income, leverage, and productivity goals. The 2020 Management Cash Bonus Plan is further described under “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers – 2020 Management Cash Bonus Plan.”

Equity
●
incentivize building stockholder value over the long-term through multi-year vesting periods;
●
encourage retention with time-vested equity awards; and
●
reward our CEO for achievement of a stock price goal.

The Incentive Plan allows the Executive Compensation Committee to link compensation to performance over a period of time by using equity-based awards (which often value long-term prospects), requiring holding periods for equity grants, and granting awards that have multi-year vesting schedules.  Such awards create incentives for executive officers to increase stockholder value over an extended period of time because the value received from such awards is partially based on the growth of the stock price.  The Incentive Plan prohibits awards from vesting in less than twelve months  For the 2020 EIP, we temporarily suspended the typical design parameters used in making grants under the Incentive Plan in order to preserve shares under the Incentive Plan and approved a time-based equity grant that allocated a reduced pool of shares among participants.  In addition to the 2020 EIP, we approved the 2020 Special Grant to Mr. Reed to further align his pay with increasing stockholder value and incentivize him to focus on our key long-term initiatives.  For details regarding our 2020 EIP see “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers – 2020 EIP.”  For details regarding our 2020 Special Grant see “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers – 2020 Special Grant.”

Other

Employee Benefits:

Our executive officers are eligible to participate in all of our employee benefit plans, such as our 401(k) plan, employee stock purchase plan and medical and dental plans, in each case, on the same basis as other employees.  In addition, we also provide to our executive officers, including our Named Executive Officers, premium payments on life insurance policies, under which we are not the beneficiary.

Non-Qualified Deferred Compensation:

We did not offer non-qualified deferred compensation programs during the year ended December 31, 2020.

Pension Benefits

We did not offer a pension plan during the year ended December 31, 2020.

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EXECUTIVE COMPENSATION	2021 ANNUAL
PROXY STATEMENT

Mix of Fixed and Performance-Based Compensation

The following chart shows target, realizable, and realized compensation for Mr. Reed for 2020 and depicts how our compensation design aligns pay with corporate performance.

The following chart shows target, realizable, and realized compensation for Messrs. King, Guin, and Henry and Ms. Littlejohn for 2020 and depicts how our compensation design aligns pay with corporate performance.  Mr. Bates is omitted from the tables below as he resigned from the Company prior to December 31, 2020

34	USA Truck

2021 ANNUAL	EXECUTIVE COMPENSATION
PROXY STATEMENT

Target, realizable and realized compensation in each chart above includes salary, bonus and all other compensation as disclosed under the same headings in the Summary Compensation Table.

Target compensation also includes:

●	the value of performance-based stock awards granted during 2020 (using the closing price on the grant date);
●	the value of time-based equity awards granted during 2020 (using the closing price on the grant date for restricted stock awards); and
●	performance-based cash incentive awards at target.

Realizable compensation also includes:

●	the value of performance-based stock awards granted during 2020 (using the closing price on December 31, 2020, the last trading day of the fiscal year, for restricted stock awards);
●	the value of time-based equity awards granted during 2020 (using the closing price on December 31, 2020, the last trading day of the fiscal year, for restricted stock awards); and
●	performance-based cash incentive awards earned under the 2020 Management Cash Bonus Plan.

Realized compensation also includes, the following, which represents the value received from awards vested and not from shares sold:

●	the value of performance-based stock awards vested during 2020 (using the closing price on the vest date);
●	the value of time-based stock awards vested during 2020 (using the closing price on the vest date); and
●	performance-based cash incentive awards earned under the 2020 Management Cash Bonus Plan.

Compensation Paid to Our Named Executive Officers

President and Chief Executive Officer Compensation Structure

Mr. Reed

For his service as our President and Chief Executive Officer, the Executive Compensation Committee approved 2020 compensation and benefits for Mr. Reed as follows:

●	annualized base salary of $500,000;
●	participation in the 2020 Management Cash Bonus Plan, a more detailed description of which is provided below under the heading “2020 Management Cash Bonus Plan”;
●	participation in the 2020 Equity Incentive Plan, a more detailed description of which is provided below under the heading “2020 EIP”;
●	participation in the 2020 Special Grant, a more detailed description of which is provided under the heading “2020 Special Grant”; and
●	$4,005 in 401(k) matching contributions and $1,000 cash in lieu of a life insurance policy.

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EXECUTIVE COMPENSATION	2021 ANNUAL
PROXY STATEMENT

Compensation of Our Other Named Executive Officers

Mr. King

For service as our Vice President and Corporate Controller from January 1, 2020 through April 20, 2020, as well as our Senior Vice President and Chief Financial Officer effective April 21, 2020 (the “Promotion”), the Executive Compensation Committee approved 2020 compensation and benefits for Mr. King as follows:

●	an annualized base salary from $200,000, which was increased to $240,000, effective April 21, 2020 in association with the Promotion;
●	participation in the 2020 Management Cash Bonus Plan, a more detailed description of which is provided below under the heading “2020 Management Cash Bonus Plan”;
●	participation in the 2020 Equity Incentive Plan, a more detailed description of which is provided below under the heading “2020 EIP”; and
●	$4,595 in 401(k) matching contributions, $1,000 cash in lieu of a life insurance policy, and $480 in phone allowance.

Mr. Guin

For his service as our Executive Vice President and Chief Commercial Officer, the Executive Compensation Committee approved 2020 compensation and benefits for Mr. Guin as follows:

●	annualized base salary of $310,000;
●	participation in the 2020 Management Cash Bonus Plan, a more detailed description of which is provided below under the heading “2020 Management Cash Bonus Plan”;
●	participation in the 2020 Equity Incentive Plan, a more detailed description of which is provided below under the heading “2020 EIP”; and
●	a car allowance of $1,100 per month and $1,000 cash in lieu of a life insurance policy.

Mr. Henry

For his service as our Senior Vice President - USAT Logistics, the Executive Compensation Committee approved 2020 compensation and benefits for Mr. Henry as follows:

●	annualized base salary of $240,000;
●	participation in the 2020 Management Cash Bonus Plan, a more detailed description of which is provided below under the heading “2020 Management Cash Bonus Plan”;
●	participation in the 2020 Equity Incentive Plan, a more detailed description of which is provided below under the heading “2020 EIP”; and
●	$4,820 in 401(k) matching contributions, $1,000 cash in lieu of a life insurance policy, and $480 in phone allowance.

Ms. Littlejohn

For her service as our Senior Vice President – Customer Experience and Chief Information Officer, the Executive Compensation Committee approved 2020 compensation and benefits for Ms. Littlejohn as follows:

●	annualized base salary of $240,000;
●	participation in the 2020 Management Cash Bonus Plan, a more detailed description of which is provided below under the heading “2020 Management Cash Bonus Plan”;
●	participation in the 2020 Equity Incentive Plan, a more detailed description of which is provided below under the heading “2020 EIP”; and
●	$4,815 in 401(k) matching contributions and $750 cash in lieu of a life insurance policy.

36	USA Truck

2021 ANNUAL	EXECUTIVE COMPENSATION
PROXY STATEMENT

Mr. Bates

Prior to his resignation from his position as our Executive Vice President and Chief Financial Officer, on April 21 2020, the Executive Compensation Committee approved 2020 compensation and benefits for Mr. Bates as follows:

●	annualized base salary of $330,000;
●	participation in the 2020 Management Cash Bonus Plan, a more detailed description of which is provided below under the heading “2020 Management Cash Bonus Plan”;
●	participation in the 2020 Equity Incentive Plan, a more detailed description of which is provided below under the heading “2020 EIP”; and
●	$2,612 in 401(k) matching contributions and $250 cash in lieu of a life insurance policy.

Mr. Bates did not receive severance benefits and forfeited all unvested equity awards upon his resignation.

2020 Management Cash Bonus Plan

Under the 2020 Management Cash Bonus Plan, our Named Executive officers were eligible to earn cash bonuses upon achievement of certain levels of the 2020 Company Goals, set forth in the table below, and, for Mr. Henry, business unit goals, with a performance period from January 1, 2020 to December 31, 2020.

We adopted an expanded set of design parameters for the 2020 Management Cash Bonus Plan by removing Consolidated Adjusted EBITDAR and adding measurements focused on safety, Consolidated Adjusted Operating Income, leverage, and productivity to the 2020 Company Goals, as described below, to emphasize stockholder value creation and our key long-term initiatives and to further align our executive compensation program with the transportation industry.

The 2020 Company Goals were as follows:

2020 Company Goals
Metrics	Minimum	Target	Maximum
Safety Goal - DOT Crashes Per Million Miles (“DOT CPMM”) (1)	0.66	0.61	0.56
Consolidated Adjusted Operating Income (2) (in thousands)	$5,600	$8,000	$11,000
USAT Logistics margin (3) (in thousands)	$20,543	$22,825	$25,108
Revenue per truck per week (Truckload) (4)	$3,167	$3,500	$3,833
Leverage - Net Debt to Adjusted EBITDAR (5)	3.5	3.0	2.5
Driver turnover (6)	121%	106%	91%

1)	DOT CPMM Calculation – [(Reportable accidents, as reported by the Department of Transportation (the “DOT”), adjusted internally for those that are preventable) / (Total International Fuel Tax Agreement Miles) * One Million Miles], as reviewed and determined by the Executive Compensation Committee.
2)	Consolidated Adjusted Operating Income - Consolidated operating income, net of fuel, plus the impact of restructuring, impairment, and other costs, severance costs included in salaries, wages and employee benefits, and transaction costs related to the acquisition, as reviewed and determined by the Executive Compensation Committee.
3)	USAT Logistics margin – USAT Logistics operating revenue less USAT Logistics purchased transportation expense from USAT Logistics operating revenue (before intersegment eliminations), as reviewed and determined by the Executive Compensation Committee.
4)	Revenue per truck per week (Truckload) - Revenue per available truck excluding fuel in our Truckload service offering.

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EXECUTIVE COMPENSATION	2021 ANNUAL
PROXY STATEMENT

5)	Leverage – Net Debt to Adjusted EBITDAR – Net Debt (comprised as the aggregate of all short-term debt plus long-term debt less cash and cash equivalents), divided by Adjusted EBITDAR, which is earnings before taxes, interest, depreciation, amortization and rents, as reviewed and determined by the Executive Compensation Committee. In addition to the adjustments provided in the Incentive Plan, the Executive Compensation Committee retains the discretion to adjust the goals to omit the effects of extraordinary items, acquisitions or dispositions, unusual, one-time or non-recurring items, cumulative effects of changes in accounting principles and similar items or transactions.
6)	Driver turnover – Operational turnover annualized [(Total all Company drivers who cease employment for any reason after their first dispatch) / (average total company driver count)].

For Messrs. Reed, King, Guin, Bates and Ms. Littlejohn 100% of this bonus opportunity was based upon achievement of the 2020 Company Goals, with each 2020 Company Goal weighted equally.  The bonus opportunity for Mr. Henry was based 50% upon achievement of the 2020 Company Goals (weighted equally) and 50% upon achievement of his business unit goal.  The business unit goal for Mr. Henry was as follows:

2020 Business Unit Goals
Metrics	Minimum	Target	Maximum
USAT Logistics Adjusted Operating Income (in thousands)	$2,259,000	$2,824,000	$3,389,000
1)	USAT Logistics Adjusted Operating Income – USAT Logistics segment revenue less USAT Logistics purchased transportation, as reviewed and determined by the Executive Compensation Committee.

The total cash bonus achievable (represented as a percentage of year-end annualized base salary) for our Named Executive Officers is set forth in the table below.

Potential Cash Payments (1)
(as a % of Year-End Annualized Base Salary)
Named Executive Officer	Minimum (2)	Target	Maximum
Mr. Reed	20.0%	80.0%	140.0%
Mr. Guin and Bates	15.0%	60.0%	105.0%
Messrs. King and Henry and Ms. Littlejohn	12.5%	50.0%	87.5%
1)	The potential cash payments to Messrs. Reed, King, Guin and Bates and Ms. Littlejohn were based 100% on achievement of the 2020 Company Goals, with each 2020 Company Goal weighted equally. The potential cash payment to Mr. Henry was based 50% on achievement of the 2020 Company Goals (weighted equally) and 50% on achievement of his business unit goal.
2)	The minimum percentage stated in this column reflects the aggregate percentage payable upon minimum achievement of all of the 2020 Company Goals, as well as achievement of the business unit goal for Mr. Henry.

The Executive Compensation Committee also determined that bonuses would be prorated for results that fall between the minimum and target and between the target and maximum payment goals.

On February 23, 2021, the Executive Compensation Committee determined that actual results of the 2020 Company Goals and Mr. Henry’s business unit goal were as follows:

Metrics	Results
Safety Goal - DOT Crashes Per Million Miles (“DOT CPMM”)	0.51
Consolidated Adjusted Operating Income (in thousands)	$15,568
USAT Logistics margin (in thousands)	$23,904
Revenue per truck per week (Truckload)	$3,470
Leverage - Net Debt to Adjusted EBITDAR	2.7
Driver turnover	106%
USAT Logistics Adjusted Operating Income (in thousands)	$3,571

38	USA Truck

2021 ANNUAL	EXECUTIVE COMPENSATION
PROXY STATEMENT

Based upon such results, the Executive Compensation Committee determined that Messrs. Reed, King, Guin, Henry and Ms. Littlejohn earned the following amounts under the 2020 Management Bonus Plan:  $558,097, $167,429, $259,515, $188,714, and $167,429, respectively.

Mr. Bates resigned on April 21, 2020, and therefore, did not receive a payout under the 2020 Management Cash Bonus Plan.

2020 EIP

The Executive Compensation Committee approved the 2020 EIP under which participants were eligible to receive equity awards in the form of restricted stock subject to time-based vesting ratably over four years.  In light of the domestic and global economic uncertainty created by the COVID-19 virus at the time of the grant, and the impact it then had on the Company’s stock price, the Executive Compensation Committee elected to suspend for 2020 the typical design parameters used in making grants under the equity incentive plan that would have consumed a disproportionate amount of shares.  Instead, the Executive Compensation Committee approved an equity incentive plan that allocated a smaller pool of shares among participants, including our Named Executive Officers, with the primary objective of encouraging and rewarding retention and stability of the senior management team tasked with implementing our new long-term initiatives.

As such, the Executive Compensation Committee granted restricted shares of Common Stock subject to the 2020 EIP, as shown below.  The closing stock price on March 25, 2020 was $3.78, and the closing stock price on April 21, 2020 was $3.79.

Named Executive Officer	2020 EIP Shares	Grant Date
Mr. Reed	59,525	March 25, 2020
Mr. King	5,550	March 25, 2020
Mr. King (1)	10,934	April 21, 2020
Mr. Guin	28,389	March 25, 2020
Mr. Henry	16,484	March 25, 2020
Ms. Littlejohn	16,484	March 25, 2020
Mr. Bates (2)	30,220	March 25, 2020
1)	Mr. King received an additional grant of shares under the 2020 EIP such that he received shares commensurate with his new position as Chief Financial Officer.
2)	The shares of restricted stock granted to Mr. Bates under the 2020 EIP were forfeited upon his resignation from the Company.

Awards made under the 2020 EIP will vest in four equal annual installments, commencing on the first anniversary of the grant date, subject to continued employment and certain vesting, forfeiture, and termination provisions.

2020 Special Grant

In addition to the 2020 EIP, the Executive Compensation Committee approved a special performance-based grant of 75,000 restricted shares to Mr. Reed.  The restricted shares are scheduled to vest on June 1, 2022 if the volume weighted average stock price of the Company’s common stock met or exceeded $10.00 per share (representing a 58.5% premium over the price of the Company’s common stock on the date of grant)  at any point in a trading day, on each of 10 consecutive trading days prior to June 1, 2022 (the performance goal was achieved, therefore these shares will vest on June 1, 2022, subject to continued employment and certain vesting, forfeiture, and termination provisions).  The Executive Compensation Committee approved this special grant in order to further align Mr. Reed’s pay with increasing stockholder value and incentivize Mr. Reed to focus on our key long-term initiatives and improve our operating performance.

USA Truck	39

EXECUTIVE COMPENSATION	2021 ANNUAL
PROXY STATEMENT

2018 EIP Payouts

Performance-based restricted stock awarded under the 2018 equity incentive plan (the “2018 EIP”) was subject to vesting upon achievement of certain 3 year levels of Consolidated Cumulative Adjusted EBITDAR and Consolidated Adjusted Operating Ratio, with each goal weighted equally (together, the “2018 EIP Goals”), over the performance period of January 1, 2018 to December 31, 2020 (the “2018 EIP Performance Period”).  Messrs. Reed, Bates, King, Guin and Henry and Ms. Littlejohn participated in the 2018 EIP Performance-Based Grant, however Mr. Bates’ participation in the 2018 EIP ended upon his resignation on April 21, 2020.

The performance goals under the 2018 EIP Performance-Based Shares were as follows:

2018 EIP Goals
Metrics	Minimum	Target	Maximum
3 Year Consolidated Cumulative Adjusted EBITDAR (1)	$164,908,590	$206,135,737	$247,362,884
3 Year Consolidated Adjusted Operating Ratio (2)	95.88%	94.85%	93.82%
1)	3 Year Consolidated Cumulative Adjusted EBITDAR - The sum of earnings before taxes, interest, depreciation, amortization, and rents for each of the years ended December 31, 2018, 2019, and 2020 as reviewed and determined by the Executive Compensation Committee.
2)	3 Year Consolidated Adjusted Operating Ratio - Operating expenses, net of fuel surcharge, as a percentage of operating revenue excluding fuel surcharge revenue, with each component being the sum of the applicable amount for the years ended December 31, 2018, 2019, and 2020 as reviewed and determined by the Executive Compensation Committee.

The level of achievement was based on the equal weighting of a 3 Year Consolidated Cumulative Adjusted EBITDAR of $181.2 million and a 3 Year Consolidated Adjusted Operating Ratio of 97.2%.  Based on these results, in February 2021, the Executive Compensation Committee determined that the earned payout was 27.3%.  Accordingly, Messrs. Reed, King, Guin, and Henry and Ms. Littlejohn had the following restricted shares vest: 3,818 shares, 316 shares, 2,044 shares, 1,075 shares, and 431 shares, respectively.  See the Compensation Discussion and Analysis section of our proxy statement for the 2019 Annual Meeting, for further discussion of the 2018 EIP.

Potential Payments Upon Termination or Change in Control

Certain of our Named Executive Officers, including Messrs. Reed, King, Guin, and Henry each have substantially identical Change-in-Control/Severance Agreements (each, a “Severance Agreement”) with the Company.  Ms. Littlejohn has a Change-in-Control Agreement.  Each Severance Agreement and Change-in-Control Agreement includes a double-trigger change-in-control provision. Under the Severance Agreements, the participant is entitled to certain severance benefits if (i) we terminate the participant’s employment without “cause” (as defined in the Severance Agreement) other than in connection with or following a “change-in-control” (as defined in the Severance Agreement) (the “Severance Benefit”) or (ii) in the event of and for the twelve-month period following a “change-in-control,” we or our successor terminate the participant’s employment without “cause” or the participant is subject to a “constructive termination” (as defined in the Severance Agreement) (the “Change-in-Control Benefit”).  Ms. Littlejohn is also entitled to the Change-in-Control Benefit.  The Severance Benefit and the Change-in-Control Benefit are mutually exclusive and the participant would not be entitled to both benefits.  Eligibility for the payment of the Severance Benefit is subject to execution by the recipient of a general release of claims against us and ongoing compliance with certain restrictive covenants.

40	USA Truck

2021 ANNUAL	EXECUTIVE COMPENSATION
PROXY STATEMENT

With respect to the Severance Benefit, participants would be entitled to benefits as follows in the event a qualifying termination had occurred as of December 31, 2020:

					Total Aggregate
					Payments if
					Termination
Named		Lump Sum Short-Term		Relocation	Occurred as of
Executive	Salary	Incentive Cash	COBRA	Services	December 31,
Officer	Continuation (1)	Compensation	Reimbursement	Benefit	2020
Mr. Reed	12 months	To the extent earned in the year of termination, prorated for partial year of service	—	—	$1,058,097
Mr. King	12 months	To the extent earned in the year of termination, prorated for partial year of service	—	—	$407,429
Mr. Guin	12 months	To the extent earned in the year of termination, prorated for partial year of service	—	—	$569,515
Mr. Henry	12 months	To the extent earned in the year of termination, prorated for partial year of service	—	—	$428,714
Ms. Littlejohn	—	—	—	—	—

1)	The Severance Agreements provide for 12 months’ salary continuation, or such lesser number of months the executive is employed by the Company (prorated for partial months of service).

With respect to the Change-in-Control Benefit, participants would be entitled to benefits as follows in the event a qualifying termination had occurred as of December 31, 2020:

					Total Aggregate
	Lump Sum				Payments if
	Severance				Termination
Named	Payment as	Lump Sum Short-Term		Relocation	Occurred as of
Executive	Percentage of	Incentive Cash	COBRA	Service	December 31,
Officer	Base Salary	Compensation	Reimbursement	Benefit	2020
Mr. Reed	150%	150% of target for the year of termination	$34,429	$50,000	$1,434,429
Mr. King	150%	150% of target for the year of termination	$34,429	—	$574,429
Mr. Guin	150%	150% of target for the year of termination	$34,429	—	$778,429
Mr. Henry	150%	150% of target for the year of termination	$34,429	—	$574,429
Ms. Littlejohn	150%	150% of target for the year of termination	$25,555	$50,000	$615,555

Mr. Bates’ resignation from the Company was effective April 21, 2020.  Mr. Bates did not receive severance benefits upon his resignation.

The Severance Agreements do not provide for a gross-up payment to the participants to offset excise taxes that may be imposed on excess parachute payments under Section 4999 of the Code.  Instead, under the Severance Agreements, if such excise taxes are imposed, the executive will either receive all of the benefits to which he is entitled under the agreement, subject to the excise tax, or have his benefits under the agreement reduced to a level at which the excise tax will not apply, depending upon which approach would provide the executive with the greater net after-tax benefit.

Awards granted to recipients, including our Named Executive Officers, include a double trigger provision, which provides for the payment, or acceleration of payment, of compensation following a change-in-control only when the recipient is terminated without “cause” or is subject to a “constructive termination” during the twelve months following a change-in-control.  None of the outstanding awards, including to our Named Executive Officers, include a single trigger provision.

USA Truck	41

EXECUTIVE COMPENSATION	2021 ANNUAL
PROXY STATEMENT

The estimated value of restricted stock that would have vested for our Named Executive Officers as of December 31, 2020, under the acceleration scenarios described above are as follows:

Value of Accelerated
Named Executive Officer	Restricted Stock (1)
Mr. Reed	$1,841,929
Mr. King	$200,845
Mr. Guin	$540,801
Mr. Henry	$318,890
Ms. Littlejohn	$279,884
1)	The value for the accelerated restricted stock was calculated by multiplying the closing price of our stock on December 31, 2020 ($8.93), the last trading day of the fiscal year, by the number of shares of accelerated restricted stock. Accelerated stock options were out-of-the-money on December 31, 2020.

In addition, certain of the awards of restricted stock to our Named Executive Officers include accelerated vesting provisions upon eligible retirement (with the consent of the Executive Compensation Committee), death, or disability (as defined in Section 22(e) of the Internal Revenue Code (the “Code”)).  The estimated value of restricted stock that would have vested for our Named Executive Officers as of December 31, 2020, upon eligible retirement, death, or disability are as follows:

Value of Accelerated
Named Executive Officer	Restricted Stock (1)
Mr. Reed	$655,516
Mr. Bates	$60,626
Mr. Guin	$213,293
Mr. Henry	$123,118
Ms. Littlejohn	$101,239
1)	The value for the accelerated restricted stock was calculated by multiplying the closing price of our stock on December 31, 2020 ($8.93), the last trading day of the fiscal year, by the number of shares of accelerated restricted stock. Accelerated stock options were out-of-the-money on December 31, 2020.

Accounting and Tax Considerations

The Executive Compensation Committee considers the accounting and tax consequences of our compensation programs.

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation greater than $1 million paid for any fiscal year to certain executive officers. For taxable years beginning after December 31, 2017, this limit applies to performance-based compensation that was previously eligible for exclusion from the $1 million deduction limit, unless the compensation is eligible for grandfathering under the tax law changes.

Although this tax deduction for performance-based compensation has been eliminated, we believe that a strong link between pay and performance is critical to align executive and stockholder interests.  Going forward, the Company and the Executive Compensation Committee will continue to ensure that a significant portion of pay for our senior officers, including the CEO, is at risk and subject to the attainment of the performance goals of our compensation programs.

The Executive Compensation Committee also considers, and attempts to avoid, additional taxes or interest charges under Section 409A(a)(1)(B) of the Code.  If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such benefits do not comply with Section 409A(a)(2), (3) and (4), then the benefits are taxable in the first year that they are not subject to a substantial risk of forfeiture and are subject to additional tax plus interest under Section 409A(a)(1)(B).

42	USA Truck

2021 ANNUAL	EXECUTIVE COMPENSATION
PROXY STATEMENT

Compensation Decisions with Respect to 2021

2021 Salary

In March 2021, the Executive Compensation Committee approved an increase in base salary for Mr. Reed from $500,000 to $515,000, for Mr. King from $240,000 to $255,000, for Mr. Guin from $310,000 to $320,000, and for Mr. Henry $240,000 to $250,000.  The base salary for Ms. Littlejohn in 2021 remains the same at $240,000.

2021 Management Cash Bonus Plan

The Executive Compensation Committee approved a management cash bonus plan (the “2021 Management Cash Bonus Plan”) that rewards participants, including our continuing Named Executive Officers, with cash bonuses based upon the attainment of certain performance objectives for the year ending December 31, 2021.  Under the 2021 Management Cash Bonus Plan, participants may receive a cash payout expressed as a percent of their base salary depending upon the Company’s achievement of the same six equally weighted operating metrics used in the 2020 Management Cash Bonus Plan (collectively, the “2021 Company Goals”).

	Target Opportunity	Maximum Opportunity
Named Executive Officer	(% of base salary)	(% of base salary)
Mr. Reed	80.0%	140.0%
Mr. Guin	60.0%	105.0%
Messrs. King and Henry (1) and Ms. Littlejohn	50.0%	87.5%
1)	Mr. Henry’s performance goals under the 2021 Management Cash Bonus Plan include the 2021 Company Goals, as well as certain goals related to USAT Logistics.

2021 EIP

In March 2021, the Executive Compensation Committee also approved the 2021 EIP, under which participants, including our continuing Named Executive Officers, are eligible to receive certain equity awards in the form of restricted stock subject to both performance-based and time-based vesting.  The primary objectives of the 2021 EIP are to reward long-term attainment of Company objectives (through performance-based equity with a three-year performance period beginning January 1, 2021 and ending December 31, 2023 (the “2021 EIP Performance Period”)) and encourage retention (through time-based equity that vests over a four-year period).  The Executive Compensation Committee set the following targets as a percentage of annualized base salary for the 2021 EIP, with the performance-based portion weighted at 60% and the time-based portion weighted at 40%.

			2021 EIP
	Total 2021	2021 EIP Time-	Performance-
	EIP Target	Based Portion	Based Portion
	(as a % of	(as a % of	(as a % of
	Annualized	Annualized	Annualized Base
Named Executive Officer	Base Salary)	Base Salary)	Salary)
Mr. Reed	130.0%	52.0%	78.0%
Mr. Guin	100.0%	40.0%	60.0%
Messrs. King and Henry and Ms. Littlejohn	75.0%	30.0%	45.0%

Based on such targets, the Executive Compensation Committee granted restricted shares subject to the 2021 EIP as follows:

	2021 EIP	2021 EIP
Named Executive Officer	Time-Based Shares	Performance-Based Shares
Mr. Reed	17,853	26,780
Mr. King	5,100	7,650
Mr. Guin	8,533	12,800
Mr. Henry	5,000	7,500
Ms. Littlejohn	4,800	7,200

USA Truck	43

EXECUTIVE COMPENSATION	2021 ANNUAL
PROXY STATEMENT

The performance-based component of the 2021 EIP is based upon the Company achieving a certain CAGR for income (loss) before income taxes and USAT Logistics achieving a certain CAGR for revenue over the 2021 EIP Performance Period, with each goal weighted equally.  The Executive Compensation Committee adopted measures of growth for the 2021 EIP design parameters rather than the three-year cumulative EBITDAR used since 2018 because a growth model creates better alignment for the pay of our Named Executive Officers with the performance of the Company.  Also, to provide for more flexibility and to conserve shares under the Incentive Plan, for the performance-based shares, the minimum was set at 80% of target and the maximum was set at 120% of target, rather than a minimum of 25% and a maximum of 175% under previous equity incentive grants.  The time-based component of the 2021 EIP vests in four equal annual installments commencing on the first anniversary of the grant date.

2021 Retention Grant

In March 2021, the Executive Compensation Committee approved an additional equity grant to Messrs. King, Guin and Henry to encourage retention (the “2021 Retention Grant”). Pursuant to this 2021 Retention Grant, each participant received an equity award consisting of 10,000 shares of restricted stock. Awards under the 2021 Retention Grant will vest in four equal annual installments commencing on the first anniversary of the grant date.

Opportunities under the 2021 Management Cash Bonus Plan and awards under both the 2021 EIP and 2021 Retention Grant are subject to continued employment and vesting, forfeiture and termination provisions.

Risks Regarding Compensation

As required by the SEC rules, the Executive Compensation Committee has assessed the risks that could arise from our compensation policies for all employees, including employees who are not officers, and has concluded that such policies are not reasonably likely to have a materially adverse effect on us. In making this determination, the Executive Compensation Committee primarily considered the following factors:

●	our general compensation structure utilizes a combination of short-term (such as base salary and performance-based annual cash bonuses) and long-term (equity awards) elements. This balanced mix aligns our compensation with the achievement of short- and long-term goals, promotes short- and long-term executive decision-making, and does not encourage or incentivize unreasonable risk-taking by employees in pursuit of short-term benefits;
●	our prohibition of vesting periods of less than twelve months;
●	equity awards are limited by the terms of our Incentive Plan to a fixed maximum and are subject to staggered or long-term vesting schedules, which aligns the interests of our executive officers and employees with those of our stockholders;
●	the Executive Compensation Committee is comprised of only independent directors who review and make compensation decisions based on objective measurements and payment methodologies;
●	all of our equity awards contain double trigger change-in-control provisions upon consummation of a change-in-control;
●	awards are subject to limits as to the number of shares or cash received in a calendar year;
●	we have equity retention, anti-hedging and anti-pledging, and clawback policies;
●	base salaries for our employees are competitive and generally consistent with salaries paid for comparable positions in our industry; and
●	our internal controls over financial reporting, audit practices and corporate codes of ethics and business conduct reinforce the balanced compensation objectives used by our Executive Compensation Committee.

44	USA Truck

2021 ANNUAL	EXECUTIVE COMPENSATION
PROXY STATEMENT

Summary Compensation Table

The following table sets forth information concerning the total compensation for fiscal year 2020 awarded to, earned by, or paid to our Named Executive Officers who were, at December 31, 2020, (i) our CEO, (ii) our CFO, (iii) our three other most highly compensated executive officers with total compensation exceeding $100,000 for the fiscal year ended December 31, 2020, and (iv) one individual who served as our Executive Vice President and CFO for a portion of the fiscal year ended December 31, 2020, but who was not serving in such role as of December 31, 2020.

Realized (actual) compensation may differ significantly from the figures in the following table, which is required under applicable SEC rules and includes items that are driven by accounting assumptions.  For example, Mr. Reed’s realized compensation in 2020 was $1,310,178 vs. $1,618,107 as shown below.  For additional charts that supplement the SEC-required disclosure, please see “Executive Compensation – Compensation Discussion and Analysis – Elements – Mix of Fixed and Performance-Based Compensation” beginning on page 34.

						Non equity
				Stock	Option	Incentive Plan	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Compensation		Total
Principal Position	Year	($)	($)	($)(1)	($)	($)	($)		($)

James D. Reed	2020	500,000	—	555,005	—	558,097	5,005	(2)	1,618,107
President and Chief Executive	2019	493,750	—	778,657	439,347	106,300	6,203		1,824,257
Officer	2018	456,250	—	749,887	—	436,046	2,061		1,644,244

Zachary B. King	2020	228,389	—	62,419	—	167,429	6,075	(3)	464,312
Senior Vice President and
Chief Financial Officer

Timothy W. Guin	2020	310,000	—	107,310	—	259,515	14,200	(4)	691,025
Executive Vice President and	2019	307,750	—	323,548	159,646	—	14,200		805,143
Chief Commercial Officer	2018	201,737	300,000	399,979	—	137,699	13,355		1,052,770

George T. Henry	2020	240,000	—	62,310	—	188,714	6,300	(5)	497,324
Senior Vice President -	2019	237,570	—	213,781	119,736	—	68,824		639,911
USAT Logistics	2018	173,942	78,347	168,735	—	107,577	9,028		537,629

Kimberly K. Littlejohn	2020	240,000	—	62,310	—	167,429	5,565	(6)	475,304
Senior Vice President -	2019	237,968	—	160,212	63,858	—	6,350		468,388
Customer Experience and	2018	230,154	—	126,521	—	79,821	6,091		442,587
Chief Information Officer

Jason R. Bates	2020	82,500	—	114,232	—	—	2,862	(7)	199,594
Former Executive Vice President	2019	327,500	—	509,230	341,891	47,835	6,600		1,233,055
and Chief Financial Officer	2018	315,000	192,710	582,972	—	220,318	3,038		1,314,038

1)	The amounts included in this column represent the aggregate grant date fair value of the awards granted to each Named Executive Officer in accordance with FASB ASC Topic 718 (“FASB Topic 718”). The value ultimately realized by the recipient may or may not be equal to this determined value. For a description of these grants, see “Executive Compensation – Compensation Discussion and Analysis.” See Note 9, Equity Compensation and Employee Benefits Plans in our Form 10-K for the year ended December 31, 2020, for further discussion of our stock plans and the methods used to account for stock plan activity.

USA Truck	45

EXECUTIVE COMPENSATION	2021 ANNUAL
PROXY STATEMENT

The aggregate grant date fair value of the 75,000 shares of restricted stock granted to Mr. Reed on June 1, 2020 was determined using a Monte Carlo simulation with following assumptions: risk-free interest rate of 0.14%, weighted-average derived service period of two years, expected volatility of 70% and dividend yield of 0%.  Assuming the performance goal was achieved, and using a per share grant date fair value equal to the closing market price of our common stock on the grant date ($6.31 per share), the grant date fair value for the 75,000 shares would be $473,250.  The grant was scheduled to vest on June 1, 2022 if the volume weighted average stock price of the Company’s common stock met or exceeded $10.00 per share (representing a 58.5% premium over the price of the Company’s common stock on the date of grant) at any point in a trading day, on each of 10 consecutive trading days prior to June 1, 2022 (the performance goal was achieved, therefore these shares will vest on June 1, 2022, subject to continued employment and certain vesting, forfeiture, and termination provisions).  Refer to the “Grants of Plan-Based Awards Table” below for additional information regarding the other stock award granted to Mr. Reed during 2020.

2)	The amount disclosed in this column includes (i) $4,005 in 401(k) matching contributions, and (ii) $1,000 cash in lieu of a life insurance policy.
3)	The amount disclosed in this column includes (i) $4,595 in 401(k) matching contributions, (ii) $1,000 cash in lieu of a life insurance policy, and (iii) $480 in phone allowance.
4)	The amount disclosed in this column includes (i) $13,200 in monthly car allowance, and (iii) $1,000 cash in lieu of a life insurance policy.
5)	The amount disclosed in this column includes (i) $4,820 in 401(k) matching contributions, (ii) $1,000 cash in lieu of a life insurance policy, and (iii) $480 in phone allowance.
6)	The amount disclosed in this column includes (i) $4,815 in 401(k) matching contributions, and (ii) $750 cash in lieu of a life insurance policy.
7)	The amount disclosed in this column includes (i) $2,612 in 401(k) matching contributions and (ii) $250 cash in lieu of a life insurance policy. Mr. Bates resigned from the Company effective April 21, 2020. By their terms, 71,939 restricted shares and 27,333 options held by Mr. Bates were forfeited upon his resignation and are available for issuance under the Incentive Plan.

Narrative to the Summary Compensation Table

See “Executive Compensation – Compensation Discussion and Analysis” for a description of our compensation plans pursuant to which the amounts listed under the Summary Compensation Table were paid or awarded and the criteria for such award or payment.

46	USA Truck

2021 ANNUAL	EXECUTIVE COMPENSATION
PROXY STATEMENT

Grants of Plan-Based Awards

The following table sets forth information regarding the incentive awards granted to our Named Executive Officers during 2020.  All stock awards were granted under the Incentive Plan.

									All Other	Grant
									Stock	Date Fair
									Awards:	Value of
			Estimated Future Payouts			Estimated Future Payouts			Number	Stock
			Under Non - Equity			Under Equity Incentive			of Shares	and
			Incentive Plan Awards			Plan Awards			of Stocks	Option
	Grant		Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Awards
Name	Date		($)	($)	($)	(#)	(#)	(#)	(#)	($)(1)
James D. Reed	—	(2)	100,000	400,000	700,000	—	—	—	—	—
	3/25/2020	(3)				—	—	—	59,525	225,005
	6/1/2020	(4)	—	—	—	—	75,000	—	—	330,000

Zachary B. King	—	(2)	30,000	120,000	210,000	—	—	—	—	—
	3/25/2020	(3)	—	—	—	—	—	—	5,550	20,979
	4/21/2020	(4)	—	—	—	—	—	—	10,934	41,440

Timothy W. Guin	—	(2)	46,500	186,000	325,500	—	—	—	—	—
	3/25/2020	(3)	—	—	—	—	—	—	28,389	107,310

George T. Henry	—	(2)	30,000	120,000	210,000	—	—	—	—	—
	3/25/2020	(3)	—	—	—	—	—	—	16,484	62,310

Kimberly K. Littlejohn	—	(2)	30,000	120,000	210,000	—	—	—	—	—
	3/25/2020	(3)	—	—	—	—	—	—	16,484	62,310

Jason R. Bates	—	(2)	49,500	198,000	346,500	—	—	—	—	—
	3/25/2020	(3)	—	—	—	—	—	—	30,220	114,232

1)	The amounts included in this column represent the aggregate grant date fair value of the awards granted to each Named Executive Officer in accordance with FASB Topic 718. The value ultimately realized by the recipient may or may not be equal to this determined value. See Note 9, Equity Compensation and Employee Benefits Plans in our Form 10-K for the year ended December 31, 2020, for further discussion of our stock plans and the methods used to account for stock plan activity.
2)	Represents a potential award under the 2020 Management Cash Bonus Plan, the material terms of which are described under “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers – 2020 Management Cash Bonus Plan.”
3)	Represents time-based restricted shares awarded under the 2020 EIP. The material terms of the 2020 EIP are described under “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers – 2020 EIP.”
4)	Represents a grant of 75,000 restricted shares scheduled to vest on June 1, 2022 if the volume weighted average stock price of the Company’s common stock met or exceeded $10.00 per share (representing a 58.5% premium over the price of the Company’s common stock on the date of grant) at any point in a trading day, on each of 10 consecutive trading days prior to June 1, 2022 (the performance goal was achieved, therefore these shares will vest on June 1, 2022, subject to continued employment and certain vesting, forfeiture, and termination provisions). The grant date fair value of this award was calculated using a Monte Carlo simulation.

Narrative to Grants of Plan-Based Awards

See “Executive Compensation – Compensation Discussion and Analysis” for a complete description of these grants and the performance targets for payment of incentive awards.

USA Truck	47

EXECUTIVE COMPENSATION	2021 ANNUAL
PROXY STATEMENT

Outstanding Equity Awards at Fiscal Year-End

The following table also sets forth information concerning outstanding equity awards as of December 31, 2020 that had been granted under the Incentive Plan, unless otherwise noted, but that had not yet vested and had not yet been earned.  For this purpose, an “unearned” award is one for which it has not yet been determined whether the applicable performance goals will be met.

	Options Awards					Stock Awards

						Number		Market or	Equity Incentive		Equity Incentive
	Number of	Number of				of Shares,		Payout Value	Plan: Number		Plan: Market or
	Securities	Securities				Units, or		of Shares,	of Unearned		Payout value of
	Underlying	Underlying		Option		Other Rights		Units or	Shares, Units		Unearned Shares,
	Unexercised	Unexercised		Exercise	Option	That Have		Other Rights	or Other Rights		Units or Other
	Options (#)	Options (#)		Price	Expiration	Not Vested		that Have Not	that Have not		Rights that Have
Name	Exercisable	Unexercisable		($)	Date	(#)		Vested ($)(1)	Vested (#)		Not Vested ($)(1)
James D. Reed	12,044	36,130	(2)	17.75	2/26/2029	—		—	—		—
						660	(3)	5,894	—		—
						4,664	(4)	41,650	—		—
						1,670	(5)	14,913	—		—
						—		—	5,493	(6)	49,052
						10,986	(7)	98,105	—		—
						17,795	(8)	158,909	—		—
						59,525	(9)	531,558	—		—
						75,000	(10)	669,750	—		—

Zachary B. King	273	822	(2)	17.75	2/26/2029	—		—	—		—
						272	(3)	2,429	—		—
						385	(4)	3,438	—		—
						718	(5)	6,412	—		—
						—		—	512	(6)	4,572
						1,024	(7)	9,144	—		—
						403	(8)	3,599	—		—
						5,550	(9)	49,562	—		—
						10,934	(9)	97,641	—		—

Timothy W. Guin	4,376	13,129	(2)	17.75	2/26/2029	—		—	—		—
						2,497	(4)	22,298	—		—
						—		—	2,620	(6)	23,397
						5,239	(7)	46,784	—		—
						6,466	(8)	57,741	—		—
						28,389	(9)	253,514	—		—

George T. Henry	3,282	9,847	(2)	17.75	2/26/2029	—		—	—		—
						1,312	(4)	11,716	—		—
						—		—	1,521	(6)	13,583
						3,042	(7)	27,165	—		—
						4,850	(8)	43,311	—		—
						16,484	(9)	147,202	—		—

Kimberly K. Littlejohn	1,751	5,251	(2)	17.75	2/26/2029	—		—	—		—
						325	(3)	2,902
						525	(4)	4,688	—		—
						718	(5)	6,412	—		—
						—		—	1,521	(6)	13,583
						3,042	(7)	27,165	—		—
						2,586	(8)	23,093	—		—
						16,484	(9)	147,202	—		—

Jason R. Bates (11)	—	—		—	—	—		—	—		—

1)	The market value of shares of unvested, unearned restricted stock is equal to the product of the closing price of our Common Stock at the most recent fiscal year end and the number of unvested, unearned shares. The closing price of our Common Stock was $8.93 on December 31, 2020.
2)	Represents time-based stock options awarded under the 2019 Equity Retention Grant, which are subject to time-based vesting.
3)	Represents time-based restricted shares awarded under the 2017 short-term incentive plans. The remaining shares vested on January 31, 2021.

48	USA Truck

2021 ANNUAL	EXECUTIVE COMPENSATION
PROXY STATEMENT

4)	Represents time-based restricted shares awarded under the 2018 equity incentive plan. Of the remaining shares, for Messrs. Reed, King and Ms. Littlejohn, one-half vested on March 22, 2021 and one-half will vest on March 22, 2022. For Mr. Guin, one-half will vest on each of April 30, 2021, and 2022. For Mr. Henry, one-half vested on March 23, 2021 and one-half will vest on March 23, 2022. All unvested shares are subject to continued employment and certain vesting, forfeiture, and termination provisions.
5)	Represents a special one-time grant of time-based restricted stock which vested on March 22, 2021.
6)	Represents performance-based restricted shares awarded under the 2019 equity incentive plan, which are subject to vesting upon certain levels of 3 Year Consolidated Cumulative Adjusted EBITDAR and 3 year Consolidated Adjusted Operating Ratio over a performance period ending December 21, 2021. The amounts disclosed are based on the threshold number of shares as the Company is not expected to meet or exceed the threshold level of the performance criteria as of December 31, 2020.
7)	Represents time-based restricted shares awarded under the 2019 equity incentive plan. Of the remaining shares, one-third vested on February 26, 2021, and one-third will vest on each of February 26, 2022, and 2023. All unvested shares are subject to continued employment and certain vesting, forfeiture, and termination provisions.
8)	Represents time-based restricted shares awarded under the 2019 equity retention grant. Of the remaining shares, one-third vested on February 26, 2021, and one-third will vest on each of February 26, 2022, and 2023. All unvested shares are subject to continued employment and certain vesting, forfeiture, and termination provisions.
9)	Represents time-based restricted shares awarded under the 2020 EIP, as described in more detail in “Executive Compensation – Compensation Discussion and Analysis – Compensation Paid to Our Named Executive Officers – 2020 EIP.”
10)	Represents restricted shares scheduled to vest on June 1, 2022 if the volume weighted average stock price of the Company’s common stock met or exceeded $10.00 per share (representing a 58.5% premium over the price of the Company’s common stock on the date of grant) at any point in a trading day, on each of 10 consecutive trading days prior to June 1, 2022 (the performance goal was achieved, therefore these shares will vest on June 1, 2022, subject to continued employment and certain vesting, forfeiture, and termination provisions).
11)	Upon his resignation on April 21, 2020, all unvested outstanding equity awards previously granted to Mr. Bates were forfeited.

Options Exercised and Stock Vested

The following table sets forth information regarding the values realized by our Named Executive Officers upon the vesting of restricted stock during the year ended December 31, 2020.

	Stock Awards
	Number of Shares	Value Realized
Name	Acquired on Vesting (#)(2)	on Vesting ($)(1)
James D. Reed	47,544	247,076
Zachary B. King	1,820	9,103
Timothy W. Guin	7,231	37,415
George T. Henry	3,287	16,096
Kimberly K. Littlejohn	3,181	14,969
Jason R. Bates	24,133	124,396
1)	Determined by multiplying the number of shares acquired upon vesting by the closing price on the date of vesting date.
2)	In accordance with SEC rules, the shares of restricted stock that vested under the 2018 EIP Performance-Based Shares for Messrs. Reed, King, Guin, Henry and Ms. Littlejohn will be reported in the Options Exercised and Stock Vested Table for the year ended December 31, 2021, as the shares did not vest until the Executive Compensation Committee certified achievement under the 2018 EIP Performance-Based Shares in February 2021.

USA Truck	49

EXECUTIVE COMPENSATION	2021 ANNUAL
PROXY STATEMENT

Director Compensation

The following table sets forth information concerning compensation for the last fiscal year for our non-employee directors.

Name	Fees Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Alexander D. Greene	137,000	—	137,000
Robert E. Creager	85,500	—	85,500
Gary R. Enzor	80,000	—	80,000
Thomas M. Glaser	81,000	—	81,000
Barbara J. Faulkenberry	79,500	—	79,500
M. Susan Chambers	84,500	—	84,500

1)	Represents annual cash retainer, cash paid in lieu of customary annual equity awards, and fees paid based on meetings held from January 1, 2020 to April 6, 2020.
2)	Represents the temporary change to director compensation such that directors received cash paid on a quarterly basis, in lieu of their customary annual equity award to preserve shares under our Incentive Plan.

Narrative to Director Compensation

On April 6, 2020, in an effort to preserve shares under the Incentive Plan for incentive compensation to our senior management team when such shares were limited, especially in light of the Company’s stock price at a time that required the issuance of more shares when granting equity awards, upon the recommendation of the Executive Compensation Committee, the Board elected to temporarily change director compensation such that directors received cash, paid on a quarterly basis, in lieu of their customary annual equity award.  The Board, upon the recommendation of the Executive Compensation Committee, also elected to suspend all meeting fees through our 2021 Annual Meeting of Stockholders.  The suspension of meeting fees saved the Company $23,000 in 2020.

As such, each nonemployee, non-chair director was paid, on a quarterly basis, an annual cash retainer of $35,000 and an additional $40,000 annual cash retainer in lieu of their customary annual equity award.  The Chairperson was paid, on a quarterly basis, an annual cash retainer of $55,000, and an additional $85,000 annual cash retainer in lieu of its customary annual equity award.  From January 1, 2020 to April 6, 2020, nonemployee directors received per-meeting fees for attending Board meetings in the amount of $1,000 for each meeting attended in person and $500 for each meeting attended telephonically.

The Chair of the Audit Committee was paid, on a quarterly basis, an annual cash retainer of $7,500, in addition to a $5,000 annual cash retainer paid, on a quarterly basis, to all members of the Audit Committee.  From January 1, 2020 to April 6, 2020, Audit Committee members were also paid a fee of $1,000 per Audit Committee meeting attended in person and $500 per meeting attended via teleconference.

The Chair of the Executive Compensation Committee was paid, on a quarterly basis, an annual cash retainer of $5,000, in addition to a $1,000 annual cash retainer paid, on a quarterly basis, to all members of the Executive Compensation Committee.  From January 1, 2020 to April 6, 2020, Executive Compensation Committee members were also paid a fee of $1,000 per Executive Compensation Committee meeting attended in person and $500 per meeting attended via teleconference.

The Chair of the Nominating and Corporate Governance Committee was paid, on a quarterly basis, an annual cash retainer of $5,000, in addition to a $2,000 annual cash retainer paid, on a quarterly basis, to all members of the Nominating and Corporate Governance Committee.  From January 1, 2020 to April 6, 2020, Nominating and Corporate Governance Committee members were also paid a fee of $1,000 per Nominating and Corporate Governance Committee meeting attended in person and $500 per meeting attended via teleconference.

50	USA Truck

2021 ANNUAL	EXECUTIVE COMPENSATION
PROXY STATEMENT

The Chair of the Technology Committee was paid, on a quarterly basis, an annual cash retainer of $5,000, in addition to a $2,000 annual cash retainer paid, on a quarterly basis, to all members of the Technology Committee.  From January 1, 2020 to April 6, 2020, Technology Committee members received $1,000 per Technology Committee meeting attended in person and $500 per meeting attended via teleconference.

See “Proxy Summary – Corporate Governance Highlights & Best Practices” for a description of our Equity Retention and Anti-Hedging and Pledging Policy.

Pay Ratio Disclosure

We provide fair and equitable compensation to our employees through a combination of competitive base pay, incentives, retirement plans and other benefits.  We are disclosing the following pay ratio and supporting information, which compares the annual total compensation of our employees other than Mr. Reed (including full-time, part-time, seasonal and temporary employees) and the annual total compensation of Mr. Reed, our President and CEO, as required by Section 953(b) of the Dodd-Frank Act.  The pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2020, our last completed fiscal year:

●	The median of the annual total compensation of all employees of USA Truck Inc. (other than our CEO) was $43,079; and
●	The annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $1,618,107.

Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 37.6 to 1.  However, using our CEO’s realized compensation in 2020 of $1,310,178, as described in more detail in “Executive Compensation – Summary Compensation Table”, such ratio was 30.4 to 1.

Our median employee was originally determined as of December 31, 2019.  For 2020, we used the same median employee, as there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure.  We calculated annual total compensation for the median employee in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in that employee’s annual total compensation of $43,079.  The median employee’s annual total compensation includes wages and overtime pay, as well as incentive payments, retirement plan benefits, company matching contributions to the 401(k) employee savings plan, and the cost of health and other benefits.

USA Truck	51

Security Ownership of Certain Beneficial Owners, Directors and Executive Officers

The following table sets forth certain information with respect to each of our current directors (including the two nominees for election at the Annual Meeting), each Named Executive Officer, and all current directors and executive officers as a group, including the beneficial ownership of our Common Stock as of March 24, 2021 for each individual and the group.  The table also lists the name, address and share ownership information for all stockholders known to us to own, directly or indirectly, more than 5% of the outstanding shares of Common Stock, our only class of voting securities, as of March 24, 2021.  Each person named in the table, unless otherwise indicated, has sole voting and investment power with respect to the shares indicated as being beneficially owned by him, her or it.

	Common
	Stock
	Number of		Percent
Name and (if applicable) Address	Shares *		of Class
Directors:
James D. Reed*	316,321	(1)	3.5%
Robert E. Creager	54,644		**
Gary R. Enzor	43,294	(2)	**
Alexander D. Greene	46,842		**
Thomas M. Glaser	30,010		**
Barbara J. Faulkenberry	23,399		**
M. Susan Chambers	15,056		**
Rajan C. Penkar	—		**
Named Executive Officers (Excluding Persons Named Above):
Zachary B. King	51,250	(3)	**
Timothy W. Guin	122,614	(4)	1.4%
George T. Henry	64,856	(5)	**
Kimberly K. Littlejohn*	49,459	(6)	**
Jason R. Bates***	71,822	(7)	**
Directors and Executive Officers as a Group (12 Persons)	817,745		9.1%

Flint Ridge Capital LLC, Flint Ridge Partners, L.P. and John P. Szabo, Jr	708,317	(8)	7.9%
1343 Main Street, Suite 606, Sarasota, Florida 34236
Dimensional Fund Advisors LP	664,291	(9)	7.4%
6300 Bee Cave Road, Building One, Austin, Texas 78746
The Estate of James B. Speed	720,063	(10)	8.1%
2323 So. 40th Street, Fort Smith, Arkansas 72903

*All fractional shares (which were acquired through participation in our Employee Stock Purchase Plan) have been rounded down to the nearest whole share.

**The amount represents less than 1% of the outstanding shares of Common Stock.

***	The individual was a Named Executive Officer in 2020; however, his employment was terminated before December 31, 2020.
1)	The amount shown includes 24,087 shares of common stock Mr. Reed has the right to acquire pursuant to options presently exercisable or exercisable within 60 days following March 24, 2021.

52	USA Truck

2021 ANNUAL	SECURITY OWNERSHIP
PROXY STATEMENT

2)	Mr. Enzor has voting and dispositive power with respect to 43,294 shares that he beneficially owns, all of which are held of record by Gary and Wendy Enzor as tenants in common (TIC).
3)	The amount shown includes 547 shares of common stock Mr. King has the right to acquire pursuant to options presently exercisable or exercisable within 60 days following March 24, 2021.
4)	The amount shown includes 8,752 shares of common stock Mr. Guin has the right to acquire pursuant to options presently exercisable or exercisable within 60 days following March 24, 2021.
5)	The amount shown includes 6,564 shares of common stock Mr. Henry has the right to acquire pursuant to options presently exercisable or exercisable within 60 days following March 24, 2021.
6)	The amount shown includes 3,501 shares of common stock Ms. Littlejohn has the right to acquire pursuant to options presently exercisable or exercisable within 60 days following March 24, 2021.
7)	This information is based on the 143,761 shares reported on Mr. Bates’ last Form 4 filed with the SEC on March 27, 2020, less the 71,939 restricted shares that were forfeited upon his resignation from the Company. The 37,488 options held by Mr. Bates were also forfeited upon his resignation from the Company.
8)	This information is based solely on a report on Schedule 13G/A filed with the SEC on February 16, 2021, by Flint Ridge Capital, LLC, Flint Ridge Partners L.P. and John P. Szabo, Jr. Flint Ridge Capital, LLC has sole voting power with respect to no shares, shared voting power with respect to 503,017 shares, sole dispositive power with respect to no shares and shared dispositive power with respect to 503,017 shares. Flint Ridge Partners L.P has sole voting power with respect to no shares, shared voting power with respect to 503,017 shares, sole dispositive power with respect to no shares and shared dispositive power with respect to 503,017 shares. John P. Szabo, Jr., has sole voting power with respect to 205,300 shares, shared voting power with respect to 503,017 shares, sole dispositive with respect to 205,300 shares and shared dispositive power with respect to 503,017 shares. Information is as of December 31, 2020.
9)	This information is based solely on a report on Schedule 13G/A filed with the SEC on February 16, 2021, which indicates that Dimensional Fund Advisors LP, an investment advisor, has sole voting power with respect to 641,454 shares, shared voting power with respect to no shares, sole dispositive power with respect to all 664,291 shares and shared dispositive power with respect to no shares. Information is as of December 31, 2020.
10)	With respect to the shares owned directly by the estate of Mr. Speed, this information is based on information provided by the estate’s brokers. With respect to the shares owned by Mr. Speed’s widow and shares held for the benefit of his daughter, the information is based solely on a Schedule 13G/A filed with the SEC on March 4, 2013. The estate of Mr. Speed has sole voting and dispositive power with respect to all 720,063 shares and shared voting and dispositive power with respect to no shares. The amount shown does not include (a) 66,823 shares of Common Stock held by Mr. Speed’s widow (of which the estate of Mr. Speed disclaims beneficial ownership) and (b) 17,669 shares of Common Stock held in a trust (of which Mr. Speed’s widow is trustee) for the benefit of his daughter (of which the estate of Mr. Speed disclaims beneficial ownership). Information is as of December 31, 2012.

CERTAIN TRANSACTIONS

We have a long-standing written policy of not making loans to our officers, directors or affiliates.  Our policy further prohibits entering into leases, equipment purchase agreements or other contracts with our officers, directors or affiliates unless the Board, and the disinterested members of the Board, so approve upon the Audit Committee’s recommendation, after the Audit Committee has determined that the transaction is reasonable, in our best interest and on terms no less favorable than could be obtained from an unrelated third party.  Since January 1, 2020, there were no transactions involving a “related person”, as that term is defined in Instruction 1 to Item 404(a) of Regulation S-K, identified in the responses to the annual questionnaire sent to each of our directors and executive officers, or otherwise known to the Audit Committee or to us.

USA Truck	53

Proposal 2:
Advisory and Non-Binding Approval of the Company’s Executive Compensation

In accordance with requirements of Section 14A of the Exchange Act (which were added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the SEC), we are including a non-binding stockholder vote on a resolution to approve the compensation of our Named Executive Officers (so-called “Say-on-Pay”).

We urge stockholders to read “Executive Compensation” beginning on page 27 of this Proxy Statement, which describes in detail our executive compensation objectives, policies and procedures, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure, appearing on pages 45 through 49 which provide detailed information on the compensation of our Named Executive Officers.

The Board has adopted a policy of providing for an annual “say-on-pay” advisory vote and, each year, the Executive Compensation Committee takes into account the result of the say-on-pay vote cast by our stockholders.  At our 2020 Annual Meeting of Stockholders, 62% of our stockholders who cast an advisory vote on our say-on-pay proposal voted in favor of our executive compensation package.  This compared to approximately 98% in recent years.  We believe this decrease was related to the performance of the Company’s stock price in 2019 and the one-time equity retention grant made to members of our senior management team in February 2019, particularly the impact of this grant on Mr. Reed’s total compensation for 2019 when compared to compensation opportunities provided by companies in the transportation industry and the general U.S. marketplace.

Our Executive Compensation Committee continuously evaluates the design and direction of our executive compensation programs.  In response to the say-on-pay vote, the Executive Compensation Committee structured 2020 executive compensation to be more meaningfully aligned with Company performance and compensation opportunities in the transportation industry and the general U.S. marketplace.  Accordingly, we are asking our stockholders to approve, in an advisory and non-binding vote, the following resolution in respect of this Proposal TWO:

“RESOLVED, that the stockholders approve, in an advisory and non-binding vote, the compensation of the Company’s Named Executive Officers as disclosed in the Proxy Statement relating to the Company’s Annual Meeting of Stockholders to be held on May 7, 2021.”

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

All duly submitted and unrevoked proxies will be voted FOR Proposal TWO, unless otherwise instructed.

54	USA Truck

Independent Registered Public Accounting Firm

The independent registered public accounting firm we utilized during fiscal years 2020 and 2019 was Grant Thornton LLP.  Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions.  The representatives of Grant Thornton LLP will have the opportunity to make a statement at the Annual Meeting if they choose to do so.

Principal Accounting Fees and Services

The following table presents fees for professional services rendered by our principal accountant, Grant Thornton LLP, for the years ended December 31, 2020 and 2019 for the audit of our consolidated financial statements and fees billed for other services rendered.

	2020	2019
Audit Fees(a)	$430,000	$442,500

Other Fees:
Audit-Related Fees(b)	$—	$—
Tax Fees(c)	$—	$—
All Other Fees(d)	$—	$—
a)	Fees and expenses for (i) the integrated audit of the consolidated financial statements included in our Annual Reports on Form 10-K and internal controls over financial reporting; (ii) the reviews of the interim consolidated financial information included in our Quarterly Reports on Form 10-Q; (iii) consultations concerning financial accounting and reporting; and (iv) reviews of documents filed with the SEC and provision of related consents.
b)	Fees and expenses paid to our principal accountant for due diligence, structuring, and financial statement audit services related to an acquisition.
c)	Fees and expenses paid to our principal accountant for (i) tax compliance; (ii) tax planning; and (iii) tax advice.
d)	Fees and expenses paid to our principal accountant for services other than audit fees, audit-related fees and tax fees.

The Audit Committee selects the firm that performs the integrated audit of our consolidated financial statements and internal controls over financial reporting, determines the compensation of that firm and pre-approves all services that firm renders to us.  The Audit Committee has been informed of the types of services Grant Thornton LLP rendered to us and has determined that, in providing those services, Grant Thornton LLP has maintained its independence as to us.  The Audit Committee has a written policy for the pre-approval of the audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair their independence.  The Audit Committee pre-approves the engagement terms and fees of annual audit services, and any changes in such terms and fees resulting from changes in audit scope, our structure or other matters.  The Audit Committee may also grant pre-approval for other audit services, audit-related services (which include assurance and related services that are reasonably related to the audit or review of our consolidated financial statements and that are traditionally performed by the independent auditor) and tax services.  Each pre-approval, unless earlier withdrawn or modified by the Audit Committee, has a term of twelve months, unless the Audit Committee specifically provides for a different period.  The pre-approval policy also contains a non-exclusive list of prohibited non-audit services that may not be performed by our independent registered public accounting firm, and provides that permissible non-audit services classified as “all other services” must be separately pre-approved by the Audit Committee.  The Audit Committee did not approve any services pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated under the Exchange Act, which permits the waiver of the pre-approval requirements in certain circumstances.

USA Truck	55

Proposal 3:
Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.  Grant Thornton LLP served as the Company’s independent registered public accounting firm for 2020, and the services it provided to the Company and its subsidiaries in 2020 are described under Principal Accounting Fees and Services above.

We are asking our stockholders to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2021.  Each proxy will be voted as directed on each proxy card; or in the absence of contrary instructions, each proxy will be voted for the ratification of Grant Thornton LLP.  Although ratification is not required by our Bylaws or otherwise, the Board of Directors is submitting the selection of Grant Thornton LLP to our stockholders for ratification as a matter of good corporate practice.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021.

In the event stockholders do not ratify the appointment of the Company’s independent registered public accounting firm, the appointment will be reconsidered by the Audit Committee.  Even if the appointment is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

56	USA Truck

Securities Authorized For Issuance Under Equity Compensation Plans

The following table provides certain information, as of December 31, 2020, with respect to our compensation plans under which shares of Common Stock are authorized for issuance.  The number of shares of Common Stock reflected in column (a) of the following table is comprised of 477,083.  The number of shares of Common Stock reflected in column (c) of the following table is comprised entirely of shares available for future grant under the Incentive Plan as of December 31, 2020, as described below.  Shares of Common Stock underlying outstanding options granted under the Incentive Plan that are terminated or expire unexercised will be available for future grant.

Number of securities
remaining eligible for
	Number of securities to	Weighted average	future issuance under
	be issued upon exercise	exercise price of	equity compensation plans
	of outstanding options,	outstanding options,	(excluding securities
	warrants and rights	warrants and rights	reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders	477,083	$—	513,343
Equity Compensation Plans Not Approved by Security Holders	—	$—	—
Total	477,083	$—	513,343

USA Truck	57

Stockholder Proposals

Under SEC rules and regulations, stockholder proposals intended to be presented at the 2022 Annual Meeting (other than proxy access nominations) must be received by the Company no later than December 3, 2021 to be eligible for inclusion in our proxy statement and form of proxy for next year’s meeting.  However, if the date of the 2022 Annual Meeting is more than thirty days before or after May 7, 2022, then the deadline for submitting any such stockholder proposal for inclusion in the proxy materials relating to the 2022 Annual Meeting shall be a reasonable time before we begin to print or mail such proxy materials.

If, pursuant to our bylaws, any stockholder intends to present a proposal at the 2022 Annual Meeting without inclusion of such proposal in our proxy materials, we must receive notice of such proposal no earlier than January 7, 2022 and no later than February 6, 2022.  Any notice received prior to January 7, 2022 or after February 6, 2022 is untimely.  However, if the date of the 2021 Annual Meeting is more than twenty-five days before or after May 7, 2022, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the first day on which the notice of the date of the 2022 Annual Meeting was mailed or public disclosure of the date of the annual meeting otherwise was made, whichever occurs first.

Proposals (other than proxy access nominations) must concern a matter that may be properly considered and acted upon at the Annual Meeting in accordance with applicable laws and regulations and our bylaws, committee charters and policies, and must otherwise comply with Rule 14a-8 of the Exchange Act and we reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these requirements.

The Company’s amended and restated bylaws include a proxy access provision.  Under the amended and restated bylaws, stockholders who meet the requirements set forth in the amended and restated bylaws may submit director nominations for inclusion in the proxy materials.  Proxy access nominations for the 2022 Annual Meeting must be received by the Company no earlier than November 3, 2021 and no later than December 3, 2021 assuming the date of the 2022 Annual Meeting is not more than thirty days before and not more than seventy days after April 2, 2022, and must meet all the requirements set forth in the amended and restated bylaws.  If the date of the 2022 Annual Meeting is more than thirty days before or more than seventy days after April 2, 2022 (the “Other Meeting Date”), proxy access nominations for the 2022 Annual Meeting must be received by the Company no earlier than 120 days prior to such Other Meeting Date and no later than 90 days prior to such Other Meeting Date or the tenth day following the date such Other Meeting Date is first publicly announced or disclosed, and must meet all the requirements set forth in the amended and restated bylaws.

Any proposal (including proxy access nominations) should be addressed to USA Truck Inc., Attention: Secretary, 3200 Industrial Park Road, Van Buren, Arkansas 72956.

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.

By order of the Board of Directors

/s/ Charles Lane

Secretary

Van Buren, Arkansas

April 2, 2021

Upon written request of any stockholder, we will furnish, without charge, a copy of our 2020 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto.  The written request should be sent to Charles Lane, Secretary of the Company, at our executive offices, 3200 Industrial Park Road, Van Buren, Arkansas 72956.  The written request must state that as of March 24, 2021, the person making the request was a beneficial owner of shares of our Common Stock.

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General Information

This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of USA Truck Inc., a Delaware corporation (the “Company,” “USA Truck,” “we,” “our” or “us”), for use at the Annual Meeting of the Company to be held virtually at http://www.viewproxy.com/usatruck/2021 and for the purposes set forth in the foregoing notice.  Our mailing address is 3200 Industrial Park Road, Van Buren, Arkansas 72956, and our telephone number is (479) 471-2500.

The cost of soliciting proxies will be borne by the Company.  In addition to solicitation by mail, certain of our officers and employees, who will receive no special compensation therefor, may solicit proxies in person or by telephone, telegraph, facsimile or other means.  We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our Common Stock.

The approximate date on which this Proxy Statement and the accompanying proxy are first being mailed to stockholders is April 2, 2021.

Revocability of Proxy

Any stockholder executing a proxy retains the right to revoke it at any time prior to exercise at the Annual Meeting.  A proxy may be revoked by delivery of written notice of revocation to Charles Lane, Secretary of the Company, by execution and delivery to the Company of a later proxy or by voting the shares in person at the Annual Meeting.  If not revoked, all shares represented at the Annual Meeting by properly executed proxies will be voted as directed therein.  If no direction is given, such shares will be voted for election of all nominees for director, for approval, in an advisory and non-binding vote, of the compensation of our Named Executive Officers, for the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2020, and at the discretion of the person(s) named as proxy(ies) therein on any other matters that may properly come before the Annual Meeting or any adjournments thereof.

Outstanding Stock and Voting Rights

The Board of Directors has fixed the close of business on March 24, 2021, as the record date for determining the stockholders having the right to notice of, and to vote at, the Annual Meeting.  As of the record date, March 24, 2021, 8,900,984 shares of Common Stock were outstanding and entitled to vote at the meeting.  Each stockholder will be entitled to one vote for each share of Common Stock owned of record on the record date.  The stock transfer books of the Company will not be closed. Stockholders are not entitled to cumulative voting with respect to the election of directors.  The holders of a majority of the outstanding shares of Common Stock entitled to vote, present in person or represented by proxy, are necessary to constitute a quorum.

Required Affirmative Vote and Voting Procedures

Our bylaws provide that the nominees who receive a plurality of the votes cast by stockholders present or represented by proxy at an Annual Meeting, and entitled to vote on the election of directors, will be elected as directors of the Company.  Thus, abstentions or broker non-votes will have no effect on the election of directors.  However, at a stockholder meeting at which a director is subject to an uncontested election, a nominee for director who receives a greater number of votes “withheld” from or voted “against” his or her nomination than are voted “for” such election, excluding abstentions, shall promptly tender his or her resignation for consideration by the Nominating and Corporate Governance Committee pursuant to the Company’s majority vote policy.  See “Proxy Summary – Corporate Governance Highlights & Best Practices” for additional information regarding our majority vote policy.  Approval of any other matter submitted to stockholders each requires the affirmative vote of a majority of votes cast by stockholders entitled to vote and represented in person or by proxy at the Annual Meeting.  Abstentions and broker non-votes will not be counted for purposes

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of determining the number of votes cast with respect to a proposed corporate action.  Accordingly, abstentions and broker non-votes will have no effect on the approval of any other matter submitted to stockholders.

If you are a holder of record of our Common Stock, you may vote your shares either (i) by mailing your proxy card, or (ii) by using the internet at the virtual annual meeting.  Owners who hold their shares in street name will need to obtain a voting instruction form from the institution that holds their stock and must follow the voting instructions given by that institution.

The above-mentioned voting procedures have been designed to authenticate your identity, to allow you to give instructions, and to confirm that those instructions have been recorded properly.  If you choose to vote using the Internet, please refer to the specific instructions on the proxy card.  If you wish to vote using the proxy card, complete, sign and date your proxy card and return it to us before the meeting.  You may also choose to vote using the Internet at the virtual annual meeting.

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YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

REVOCABLE PROXY
USA TRUCK INC.

2021 Annual Meeting of Stockholders

May 7, 2021, 9:00 A.M. Central Time

This Proxy is Solicited On Behalf Of The Board Of Directors

Please Be Sure To Mark, Sign, Date and Return Your Proxy Card in the Envelope Provided

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

	FOR	WITHHOLD ALL	FOR ALL EXCEPT
(01) James D. Reed **(02) Gary R. Enzor**	☐	☐	☐

INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) or number(s) in the space provided below.

____

This Proxy, when properly executed, will be voted in the manner directed herein by the stockholder of record. If no direction is made, this Proxy will be voted "FOR" all Proposals.

The stockholder acknowledges receipt of the Notice and Proxy Statement for the 2021 Annual Meeting of Stockholders and the annual report to stockholders for the year ended December 31, 2020.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED STOCKHOLDER WITH RESPECT TO ANY MATTER TO BE VOTED UPON. IF NO SPECIFICATION IS MADE, THE PROXIES WILL VOTE THESE SHARES "FOR" THE ELECTION OF THE NAMED NOMINEES, "FOR" THE APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION, AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP. THE PROXIES WILL VOTE IN THEIR SOLE DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

____

____

____

CONTROL NUMBER

Signature________________________ **Signature, if held jointly**________________________ **Date**____________, **2021.**

(Please sign exactly as name(s) appear(s) at above. If stock is in the name of two or more persons, each should sign. Persons signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. If a corporation, please sign in full corporate name, by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

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Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders

ON-LINE ANNUAL MEETING MATERIALS:
http://www.cstproxy.com/usa-truck/2021

PLEASE SIGN, DATE AND RETURN THIS PROXY AS SOON AS POSSIBLE.

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

REVOCABLE PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

USA TRUCK INC.

3200 Industrial Park Road, Van Buren, Arkansas 72956

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 7, 2021. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NAMED NOMINEES AND "FOR" PROPOSAL TWO AND THREE.

The stockholder of record hereby appoints ALEXANDER D. GREENE and JAMES D. REED, and either of them, with full power of substitution, as Proxies for the stockholder, to attend the Annual Meeting of the Stockholders of USA Truck Inc. (the "Company"), to be held on May 7, 2021, at 9:00 a.m., Central Time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the stockholder is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting.

(Continued and to be marked, dated and signed, on the other side)

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